Exhibit 10.1

THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

EVERYWARE GLOBAL, INC.

RESTRUCTURING SUPPORT AGREEMENT

March 31, 2015

This Restructuring Support Agreement (together with the exhibits annexed hereto, and as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of March 31, 2015, is entered into by and among: (i) EveryWare Global, Inc., Anchor Hocking LLC, Oneida Ltd., Universal Tabletop, Inc. and all wholly-owned domestic subsidiaries of the foregoing (collectively, the “Company”), (ii) the lenders under the Term Loan Agreement (as defined herein) that are (or may become in accordance with Section 14 hereof) signatories hereto (each, a “Consenting Lender” and, collectively, the “Consenting Lenders”), and (iii) the holders of EveryWare Preferred Stock and/or EveryWare Common Stock, as applicable, that are (or may become in accordance with Section 14 hereof) signatories hereto (each, a “Consenting Equity Holder” and, collectively, the “Consenting Equity Holders”). Each of the Company, the Consenting Lenders, the Consenting Equity Holders, and each other person that becomes a party to this Agreement in accordance with its terms shall be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Consenting Lenders are a party to that certain Term Loan Agreement, dated May 21, 2013 (as amended, restated, modified or supplemented from time to time, the “Term Loan Agreement,” and the related facility, the “Term Loan Facility”), by and between the Company, the Lenders from time to time party thereto, and Deutsche Bank AG New York Branch, as administrative agent (the “Term Loan Agent”);

WHEREAS, the Parties have engaged in good faith, arm’s-length negotiations regarding a restructuring transaction (the “Restructuring”) pursuant to the terms and conditions set forth in this Agreement (the general terms of which are reflected in the term sheet annexed hereto as Exhibit A (together with all exhibits thereto, the “Term Sheet”), including the proposed prepackaged chapter 11 plan of reorganization for the Company annexed hereto as Exhibit B

(the “Plan”), and the related disclosure statement (the “Disclosure Statement”), each of which may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the mutual consent of the Company and the Majority Consenting Lenders (as defined below) and which is incorporated by reference pursuant to Section 2 hereof;1

WHEREAS, it is contemplated that the Restructuring will be implemented through a voluntary case commenced by the Company (the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, certain of the Consenting Lenders have agreed to provide financing and otherwise extend credit to the Company and consent to the use of cash collateral during the pendency of the Chapter 11 Case pursuant to and subject to the terms and conditions of the Financing Orders and the DIP Credit Agreement (each as defined below);

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT

1. Effective Date. This Agreement shall become effective, and the obligations contained herein shall become binding upon the Parties (the “Effective Date”), upon the execution and delivery of counterpart signature pages to this Agreement by and among (a) the Company, (b) the Consenting Lenders holding claims in the aggregate equal to at least 50.1% in amount of the total outstanding Loans under the Term Loan Agreement (the “Required Lenders”), and (c) the Consenting Equity Holders who hold in the aggregate (i) at least 84.1% of EveryWare Common Stock and (ii) 100% of EveryWare Preferred Stock.

2. Exhibits and Schedules. Each of the Exhibits and Schedules annexed hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Exhibits and Schedules. Subject to the following sentence, in the event of any inconsistencies between the terms of this Agreement and the Plan, (i) prior to the entry of the Confirmation Order (as defined below), this Agreement shall govern, and (ii) on and after the entry of the Confirmation Order, the Plan shall govern. The use of cash collateral and debtor-in-possession financing prior to the Consummation Date shall be governed by the terms of, as applicable, (a) that certain debtor-in-possession financing term sheet (the “DIP Term Sheet”) attached hereto as Exhibit C, (b) an interim order authorizing the use of cash collateral and debtor-in-possession financing acceptable to the Company and the Majority Consenting Lenders in their sole discretion (the “Interim Financing Order”), (c) a final order authorizing the use of cash collateral and debtor-in-possession financing in such form as is acceptable to the Company and the Majority Consenting Lenders in their sole discretion (the “Final Financing

[1]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan or Term Loan Agreement, as applicable.

Order” and together with the Interim Financing Order, the “Financing Orders”) and (d) the debtor-in-possession credit agreement (the “DIP Credit Agreement”) to be entered into in accordance with the Financing Orders.

3. Definitive Documentation. The definitive documents and agreements (the “Definitive Documentation”) governing the Restructuring shall include: (a) the Term Sheet; (b) the Plan (and all schedules, exhibits and supplements thereto) and the Confirmation Order; (c) the Disclosure Statement (and all exhibits thereto) with respect to the Plan; (d) the solicitation materials with respect to the Plan (collectively, the “Solicitation Materials”); (e) the documents identified on Exhibit D hereto (collectively, the “Consummation Documents”); (f) the DIP Term Sheet; (g) the DIP Credit Agreement, (h) the Financing Orders; and (i) that certain exit facility term sheet attached hereto as Exhibit E (the “Exit Financing”). Other than the Plan (excluding the schedules, exhibits and supplements thereto that have not been negotiated and completed as of the date of this Agreement) and the Disclosure Statement, the Definitive Documentation identified in the foregoing sentence (i) remains subject to negotiation and completion and (ii) shall upon completion (x) contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement and (y) be in form and substance acceptable to the Company and the Majority Consenting Lenders in their sole discretion.

4. Milestones. The Company shall implement the Restructuring on the following timeline (in each case, a “Milestone”):

(a)	on or before April 3, 2015, the Company shall commence a solicitation of the Lenders seeking the approval and acceptance of the Plan;

(b)	on or before April 6, 2015, the Company shall receive the approval and acceptance of the Plan by Lenders collectively constituting the Required Lenders as of such date (the “Lender Class Acceptance”);

(c)	upon the occurrence of the Lender Class Acceptance, the Company shall commence the Chapter 11 Case on or before April 7, 2015;

(d)	no later than the date of the commencement of the Chapter 11 Case (the “Petition Date”), the Company shall file with the Bankruptcy Court the Plan, the Disclosure Statement, a motion seeking approval of the DIP Facility (as defined below), and a motion seeking a joint hearing to consider the adequacy of the Disclosure Statement, approval of the Company’s prepetition solicitation of the Lenders, and confirmation of the Plan (the “Joint Disclosure Statement and Plan Confirmation Hearing”);

(e)	no later than 5 business days after the Petition Date, the Bankruptcy Court shall enter a final order scheduling the Joint Disclosure Statement and Plan Confirmation Hearing;

(f)	no later than 5 business days after the Petition Date, the Bankruptcy Court shall enter the Interim Financing Order in a form acceptable to the Company and the Majority Consenting Lenders in their sole discretion, authorizing the Company to enter into a post-petition credit facility consistent with the DIP Term Sheet (the “DIP Facility”) and use cash collateral, and scheduling a final hearing with respect to such matters;

(g)	no later than 35 days after the Petition Date, the Bankruptcy Court shall enter the Final Financing Order in a form acceptable to the Company and the Majority Consenting Lenders in their sole discretion;

(h)	no later than 45 days after the Petition Date, the Bankruptcy Court shall commence the Joint Disclosure Statement and Plan Confirmation Hearing;

(i)	no later than 50 days after the Petition Date, the Bankruptcy Court shall enter an order (1) approving the adequacy of the Disclosure Statement and the Company’s prepetition solicitation of the Lenders and (2) confirming the Plan (the “Confirmation Order”); and

(j)	no later than 75 days after the Petition Date, the effective date of the Plan (the “Consummation Date”) shall occur.

Notwithstanding the above, a specific Milestone may be extended or waived with the express prior written consent of both the Company and the Majority Consenting Lenders.

5. Commitment of Consenting Lenders. Subject to compliance in all material respects by the other Parties with the terms of this Agreement, from the Effective Date and until the occurrence of a Termination Date, each Consenting Lender, so long as it remains the legal owner, beneficial owner, and/or the investment advisor or manager of or with power and/or authority to bind any Loans under the Term Loan Agreement, shall (severally and not jointly) with respect to such Loans:

(a)	support and take all actions necessary or reasonably requested by the Company to facilitate consummation of the Restructuring, including without limitation, to (i) timely vote all of its claims (as defined in section 101(5) of the Bankruptcy Code) against, and interests in, the Company, now or hereafter owned by such Consenting Lender or for which it now or hereafter serves as the nominee, investment manager, or advisor for holders thereof, to accept the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and the solicitation materials with respect to the Plan and (ii) to the extent such election is available, not elect on its ballot to preserve claims, if any, that each Consenting Lender may own or control that may be affected by any releases contemplated by the Plan;

(b)	not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its vote with respect to the Plan;

(c)	(i) support the confirmation of the Plan and approval of the Disclosure Statement and the solicitation procedures and (ii) not (1) object to, delay, interfere, impede, or take any other action to delay, interfere or impede, directly or indirectly, with the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement or the solicitation procedures (including, but not limited to, joining in or supporting any efforts to object to or oppose any of the foregoing) or (2) propose, file, support, or vote for, directly or indirectly, any restructuring, workout, or chapter 11 plan for the Company other than the Restructuring and the Plan;

(d)	not commence any proceeding to oppose or alter any of the terms of the Plan or any other document filed by the Company in connection with the confirmation of the Plan (as long as such documents are consistent with the terms and conditions of this Agreement);

(e)	support (and not object to) the “first day” motions and other motions consistent with this Agreement filed by the Company in furtherance of the Restructuring, including, but not limited to, any motion seeking approval of the DIP Facility on the terms set forth in the Financing Orders;

(f)	not, nor encourage any other person or entity to, take any action, including, without limitation, initiating or joining in any legal proceeding, which is inconsistent with this Agreement, or delay, impede, appeal, or take any other negative action, directly or indirectly, that could reasonably be expected to interfere with the approval, acceptance, confirmation, consummation, or implementation of the Restructuring or the Plan, as applicable;

(g)	use commercially reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary or reasonably requested by the Company to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring;

(h)	use good faith efforts to negotiate, execute and implement the Definitive Documentation on terms not materially inconsistent with the Term Sheet, including the exhibits thereto; and

(i)	not instruct (or join in any direction requesting that) the Agent under the Term Loan Agreement or the related loan documents to take any action, or refrain from taking any action, that would be inconsistent with this Agreement or the Restructuring.

Notwithstanding the foregoing, nothing in this Agreement and neither a vote to accept the Plan by any Consenting Lender nor the acceptance of the Plan by any Consenting Lender shall (w) be construed to prohibit any Consenting Lender from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement, (x) be construed to prohibit any Consenting Lender from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement and are not for the purpose of hindering, delaying, or preventing the consummation of the Restructuring, (y) impair or waive the rights of any Consenting Lender to assert or raise any objection permitted under this Agreement in connection with any hearing on confirmation of the Plan or in the Bankruptcy Court or (z) impair or waive the rights of any Consenting Lender under the Term Loan Agreement or other loan document except as contemplated by this Agreement; nor shall anything in this Agreement or a vote to accept the Plan cast by any Consenting Lender limit any rights a Consenting Lender has in its capacity as a post-petition lender under (and subject to) the DIP Credit Agreement and the Financing Orders, including to take or direct any action relating to maintenance, protection, or preservation of any collateral securing the DIP Facility.

6. Commitment of the Consenting Equity Holders. Subject to compliance in all material respects by the other Parties with the terms of this Agreement, from the Effective Date and until the occurrence of a Termination Date, each Consenting Equity Holder shall (severally and not jointly):

(a)	support and take all actions necessary or reasonably requested by the Company to facilitate consummation of the Restructuring, including without limitation, to (i) timely vote, if solicited, all of its claims (as defined in section 101(5) of the Bankruptcy Code) against, and interests in, the Company, now or hereafter owned by such Consenting Equity Holder or for which it now or hereafter serves as the nominee, investment manager, or advisor for holders thereof, to accept the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and the solicitation materials with respect to the Plan (ii) to the extent such election is available, not elect on its ballot to preserve claims, if any, that each Consenting Equity Holder may own or control that may be affected by any releases contemplated by the Plan;

(b)	not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its vote with respect to the Plan;

(c)

(i) support the confirmation of the Plan and approval of the Disclosure Statement and the solicitation procedures and (ii) not (1) object to, delay, interfere, impede, or take any other action to delay, interfere or impede, directly or indirectly, with the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement or the solicitation procedures

(including, but not limited to, joining in or supporting any efforts to object to or oppose any of the foregoing) or (2) propose, file, support, or vote for, directly or indirectly, any restructuring, workout, or chapter 11 plan for the Company other than the Restructuring and the Plan;

(d)	not commence any proceeding to oppose or alter any of the terms of the Plan or any other document filed by the Company in connection with the confirmation of the Plan (as long as any such documents do not purport to alter or are otherwise inconsistent with the terms and conditions of this Agreement);

(e)	support (and not object to) the “first day” motions and other motions consistent with this Agreement filed by the Company in furtherance of the Restructuring, including, but not limited to, any motion seeking approval of the DIP Facility on the terms set forth in the Financing Orders;

(f)	not, nor encourage any other person or entity to, take any action, including, without limitation, initiating or joining in any legal proceeding, which is inconsistent with this Agreement, or delay, impede, appeal, or take any other negative action, directly or indirectly, that could reasonably be expected to interfere with the approval, acceptance, confirmation, consummation, or implementation of the Restructuring or the Plan, as applicable;

(g)	use good faith efforts to negotiate, execute and implement the Definitive Documentation on terms not materially inconsistent with the Term Sheet, including the exhibits thereto; and

(h)	use commercially reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary or reasonably requested by the Company to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring.

7. Commitment of the Company. Except as set forth in Section 18, subject to compliance in all material respects by the other Parties with the terms of this Agreement, from the Effective Date and until the occurrence of a Termination Date (as defined below) the Company (i) agrees to (A) support and complete the Restructuring and all transactions set forth in the Plan and this Agreement, (B) complete the Restructuring and all transactions set forth or described in the Plan in accordance with the Milestones set forth in Section 4 of this Agreement, (C) negotiate in good faith all Definitive Documentation that is subject to negotiation as of the Effective Date, (D) take any and all necessary actions in furtherance of the Restructuring, this Agreement, and the Plan, (E) make commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring, and (F) use good faith efforts to negotiate, execute and implement the Definitive Documentation on terms not materially inconsistent with the Term Sheet and (ii) shall not undertake any actions materially inconsistent with the adoption and implementation of the Plan and confirmation thereof.

8. Consenting Lenders’ Termination Events. A Consenting Lender shall have the right, but not the obligation, to terminate its own obligations under this Agreement, upon five (5) days’ prior written notice to all Parties setting forth the basis for termination following the occurrence of any of the following events (each, a “Lender Termination Event”), unless such event has been waived, in writing, by such Consenting Lender or the Majority Consenting Lenders (as defined herein), if such event remains uncured on or within five (5) days after the giving of written notice of such breach to the other Parties:

(a)	the failure to meet any Milestone, unless such failure is the result of any act, omission, or delay on the part of any Consenting Lender or such Milestone is waived in accordance herewith;

(b)	the occurrence of a material breach of this Agreement by the Company;

(c)	the occurrence of an Event of Default or a violation of the Company’s obligations under Financing Orders, in each case, which Event of Default or violation has not been cured (if susceptible to cure) in accordance with the terms set forth therein;

(d)	entry of an order by the Bankruptcy Court converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code;

(e)	entry of an order by the Bankruptcy Court appointing a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in the Chapter 11 Case;

(f)	entry of an order by the Bankruptcy Court terminating the Company’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code;

(g)	the Company or a Consenting Equity Holder amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation, unless such amendment or modification is (i) consistent with this Agreement or (ii) acceptable to the Majority Consenting Lenders in their sole discretion;

(h)	entry of an order by the Bankruptcy Court amending or modifying the Definitive Documentation, unless such amendment or modification is (i) consistent with this Agreement or (ii) acceptable to the Majority Consenting Lenders in their sole discretion;

(i)	the Company or a Consenting Equity Holder files, propounds, or otherwise publicly supports or announces that it will support any alternative transaction, including any plan of reorganization other than the Plan, or files any motion or application seeking authority to sell any material assets, without the prior written consent of the Majority Consenting Lenders;

(j)	the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring; provided, however, that the Company shall have five (5) days after issuance of such ruling or order to obtain relief that would allow consummation of the Restructuring in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement or (ii) is acceptable to the Majority Consenting Lenders in their sole discretion;

(k)	the Bankruptcy Court enters any order authorizing the use of cash collateral or post-petition financing that is not consented to by the Majority Consenting Lenders in their sole discretion;

(l)	either (i) the Company or a Consenting Equity Holder files a motion, application or adversary proceeding (or supports such a filing) (1) challenging the validity, enforceability, perfection or priority of, or seeking avoidance or subordination of, the loans under the Term Loan Agreement or the DIP Credit Agreement or the liens securing such obligations or (2) asserting any other cause of action against and/or with respect or relating to such obligations or the liens securing such obligations or (ii) the Bankruptcy Court (or any court with jurisdiction over the Chapter 11 Cases) enters an order providing relief against the interests of the Consenting Lenders (in their capacity as holders of loans under the Term Loan Agreement or the DIP Credit Agreement) with respect to any of the foregoing causes of action or proceedings;

(m)	a breach by the Company or a Consenting Equity Holder of any representation, warranty, or covenant contained in this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring;

(n)	a breach by the Company or a Consenting Equity Holder of any of its obligations under this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring; or

(o)	the Consummation Date shall not have occurred on or before 75 days after the Petition Date.

As used herein, the term “Majority Consenting Lenders” shall mean Consenting Lenders who hold, in the aggregate, at least 50.1% of the principal amount of the total outstanding Loans under the Term Loan Agreement held by all Consenting Lenders. Notwithstanding the foregoing, Section 8(o) hereof may not be amended, waived or otherwise modified without the consent of such affected Consenting Lender.

9. Consenting Equity Holders’ Termination Events. The Majority Consenting Equity Holders may, in their sole discretion, terminate their obligations under this Agreement upon five (5) days’ prior written notice to the Consenting Lenders and the Company setting forth the basis for termination, delivered in accordance with this Agreement, following the occurrence of any of the following events (each a “Consenting Equity Holder Termination Event” and, together with the Company Termination Events and the Lender Termination Events, the “Termination Events”), if such event remains uncured on or within five (5) days after the giving of written notice of such breach to the other Parties:

(a)	a breach by a Consenting Lender of any of the representations, warranties, or covenants of such Consenting Lender set forth in this Agreement that that could reasonably be expected to have a material adverse impact on the rights of the Consenting Equity Holders, the Restructuring, or the consummation of the Restructuring;

(b)	a breach by any Consenting Lender of any of their respective obligations under this Agreement that could reasonably be expected to have a material adverse impact on the rights of the Consenting Equity Holders, the Restructuring or the consummation of the Restructuring;

(c)	the issuance by any governmental authority, including the Bankruptcy Court or any other regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling, or order preventing the consummation of a material portion of the Restructuring; or

(d)	the Consummation Date shall not have occurred on or before 75 days after the Petition Date.

As used herein, the term “Majority Consenting Equity Holders” shall mean Consenting Equity Holders who hold, in the aggregate and as applicable, (a) at least 50.1% of EveryWare Common Stock held by all Consenting Equity Holders, or (b) at least 50.1% of EveryWare Preferred Stock held by all Consenting Equity Holders.

10. Company’s Termination Events. The Company may, in its sole discretion, terminate this Agreement as to all Parties upon five (5) days’ prior written notice to the Consenting Lenders and the Consenting Equity Holders setting forth the basis for termination, delivered in accordance with this Agreement, following the occurrence of any of the following events (each a “Company Termination Event”):

(a)	a breach by a Consenting Lender of any of the representations, warranties,

or covenants of such Consenting Lender set forth in Section 17 of this Agreement that that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of five (5) days after the receipt by the Consenting Lenders of written notice of such breach;

(b)	a breach by any Consenting Lender of any of its obligations under this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of five (5) days after the receipt by the Consenting Lenders of written notice of such breach;

(c)	the Consenting Lenders at any time constitute less than the Required Lenders;

(d)	the issuance by any governmental authority, including the Bankruptcy Court or any other regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling, or order preventing the consummation of a material portion of the Restructuring; or

(e)	the Consummation Date shall not have occurred on or before 75 days after the Petition Date.

11. Mutual Termination; Automatic Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement by and among the Company, the Majority Consenting Lenders, and the Majority Consenting Equity Holders. This Agreement and the obligations of all Parties hereunder shall terminate automatically on the Consummation Date.

12. Effect of Termination.

(a) The earliest date on which a Party’s termination of this Agreement is effective in accordance with Section 8, Section 9, Section 10, or Section 11 of this Agreement shall be referred to as a “Termination Date.” Termination shall not relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the Termination Date. Upon any Party’s termination of this Agreement in accordance with its terms prior to the date on which the Confirmation Order is entered by the Bankruptcy Court, such Party shall have the immediate right, without further order of the Bankruptcy Court, and without the consent of the Company, to withdraw or change any vote previously tendered by such Party, irrespective of whether any voting deadline or similar deadline or bar date has passed, provided that such Party is not then in material breach of its obligations under this Agreement; provided further that, for the avoidance of doubt, the foregoing shall not be construed to prohibit any Party from contesting whether such terminating Party’s termination of this Agreement is in accordance with the terms of this Agreement. Any Consenting Lender withdrawing or changing its vote(s) pursuant to this Section 12(a)

shall promptly provide written notice of such withdrawal or change to each other Party and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court.

(b) All Parties’ obligations under this Agreement shall be terminated effective immediately, and all Parties hereto shall be released from their respective commitments, undertakings, and agreements upon the occurrence of termination of this Agreement (i) by the Consenting Lenders pursuant to Section 8 or (ii) as provided in Section 11. Notwithstanding the foregoing, each of the following shall survive termination of the Agreement by any Party, and all rights and remedies with respect to such claims shall not be prejudiced in any way: (i) any claim for breach of this Agreement that occurs prior to the Termination Date, (ii) the Company’s obligations in Section 15 of this Agreement, (iii) Section 12(a), and (iv) this Section 12(b).

(c) No occurrence shall constitute a Termination Event if such occurrence is the result of the action or omission of the Party seeking to terminate this Agreement.

13. Cooperation and Support. The Company shall provide draft copies of all “first day” motions and “second day” motions that the Company intends to file with the Bankruptcy Court to counsel for the Consenting Lenders at least four (4) calendar days (or as soon thereafter as is reasonably practicable under the circumstances) prior to the date when the Company intends to file such document, and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court. The Consenting Lenders shall provide all comments to such motions by no later than two (2) calendar days prior to the date when the Company intends to file such document, and shall consult in good faith with such counsel regarding the form and substance of any such proposed pleading. The Company will use reasonable efforts to provide draft copies of all other material pleadings that the Company intends to file with the Bankruptcy Court to counsel to the Consenting Lenders at least two (2) calendar days prior to filing such pleading to the extent practicable. The Consenting Lenders shall provide all comments to such motions by no later than one (1) calendar day prior to the date when the Company intends to file such document to the extent practicable. For the avoidance of doubt, the Parties agree to negotiate in good faith the Definitive Documentation that is subject to negotiation and completion, consistent with the last sentence of Section 3 hereof.

14. Transfers of Claims and Interests.

(a) Each Consenting Lender or Consenting Equity Holder, as applicable, shall not (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest in respect of any of such Consenting Lender’s or Consenting Equity Holder’s claims against, or interests in, the Company, as applicable, in whole or in part or (ii) grant any proxies, deposit any of such Consenting Lender’s or Consenting Equity Holder’s claims against or interests in the Company, as applicable, into a voting trust, or enter into a voting agreement with respect to any such claims or interests (the actions described in clauses (i) and (ii) are collectively referred to herein as a “Transfer” and the Consenting Lender or Consenting Equity Holder, as applicable, making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to another Consenting Lender or

Consenting Equity Holders, as applicable, or any other entity that (x) first agrees, in writing, to be bound by the terms of this Agreement by executing and delivering to the Company, at least five (5) business days prior to effectiveness of the relevant Transfer, a Transferee Joinder substantially in the form annexed hereto as Exhibit F (the “Transferee Joinder”) and (y) is reasonably capable, after due inquiry and investigation by the Transferor, of fulfilling its obligations under this Agreement, provided that, nothing in this Section 14(a) shall prohibit or otherwise affect any Consenting Lender’s pledge of its interests under the Term Loan Agreement to such Consenting Lender’s own lender in the ordinary course of business; provided further that, nothing in this Section 14(a) shall prohibit the settlement of trades of claims under the Term Loan Agreement by a Consenting Lender made prior to the date of this Agreement. With respect to the Term Loan Agreement, EveryWare Preferred Stock, EveryWare Common Stock, and any other claims against, or interests in, the Company held by the relevant transferee upon consummation of a Transfer, such transferee shall be deemed to make all of the representations and warranties of a Transferor set forth in this Agreement, and shall be deemed to be a Party and a Consenting Lender or Consenting Equity Holder, as applicable, for all purposes under the Agreement. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights under this Agreement solely to the extent of such transferred rights and obligations but shall otherwise remain party to this Agreement as a Consenting Lender or Consenting Equity Holder, as applicable, with respect to any interest in the Term Loan Agreement, EveryWare Preferred Stock, EveryWare Common Stock, or other claim or interest not so transferred. Any Transfer made in violation of this Section 14 shall be deemed null and void and of no force or effect, regardless of any prior notice provided to the Parties, and shall not create any obligation or liability of the Company to the purported transferee (it being understood that the putative transferor shall continue to be bound by the terms and conditions set forth in this Agreement).

(b) Notwithstanding Section 14(a), (i) a Consenting Lender may transfer (by purchase, sale, assignment, participation or otherwise) its right, title, and/or interest in respect of any of such Consenting Lender’s interests in the Term Loan Agreement to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker be or become a Consenting Lender, provided that such transfer shall only be valid if such Qualified Marketmaker transfers (by purchase, sale, assignment, participation or otherwise) such right, title and/or interest within five (5) business days of its receipt thereof to a transferee that is, or concurrent with such transfer becomes, a Consenting Lender, and (ii) to the extent that a party to this Agreement is acting in its capacity as a Qualified Marketmaker, it may transfer (by purchase, sale, assignment, participation or otherwise) any right, title, or interest in respect of any interests in the Term Loan Agreement that the Qualified Marketmaker acquires from a holder of such interests who is not a Consenting Lender without the requirement that the transferee be or become a Consenting Lender. For these purposes, a “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Company (including debt securities or other debt) or enter with customers into long and short positions in claims against the Company (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the Company and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

15. Professional Fees and Expenses. The Company shall pay or reimburse when due all reasonable and documented fees and expenses of the Consenting Lenders incurred by the following advisors to the Consenting Lenders in connection with the Restructuring: (i) Milbank, Tweed, Hadley & McCloy LLP; (ii) Houlihan Lokey Capital, Inc. as set forth in that certain letter agreement to be entered into with the Company, and (iii) local counsel. For the avoidance of doubt, nothing in this Section 15 shall be construed as limiting any of the Company’s obligations under the Term Loan Agreement or DIP Facility.

16. Acknowledgment. No securities of the Company are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of the Company. This Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Plan. The acceptance of the Plan by each of the Consenting Lenders will not be solicited until such Parties have received the Disclosure Statement and related ballots in accordance with applicable law (including as provided under sections 1125(g) and 1126(b) of the Bankruptcy Code) and will be subject to sections 1125, 1126, and 1127 of the Bankruptcy Code.

17. Representations and Warranties.

(a)	Each of the Consenting Lenders hereby represents and warrants on a several and not joint basis for itself and not any other person or entity that the following statements are true, correct, and complete as of the date hereof:

(i)	it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part and no other proceedings on its part are necessary to authorize and approve this Agreement or any of the transactions contemplated herein;

(iii)	this Agreement has been duly executed and delivered by the Consenting Lender and constitutes the legal, valid, and binding agreement of the Consenting Lender, enforceable against the Consenting Lender in accordance with its terms;

(iv)	the execution, delivery, and performance by it of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party;

(v)	the execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, notice to, or any other action to, with, or by any federal, state or other governmental authority or regulatory body, except (A) any of the foregoing as may be necessary and/or required for disclosure by the Securities and Exchange Commission and applicable state securities or “blue sky” laws, (B) any of the foregoing as may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan, (C) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Company, and (D) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain, or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby;

(vi)	subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability;

(vii)	it (A) is a sophisticated party with respect to the transactions described herein with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of owning and investing in securities of the Company (including any securities that may be issued in connection with the Restructuring), making an informed decision with respect thereto, and evaluating properly the terms and conditions of the Plan and this Agreement, (B) has been represented and advised by legal and financial advisors in connection with this Agreement, (C) has been afforded the opportunity to discuss the Plan, the Disclosure Statement and other information concerning the Company with the Company’s representatives, (D) has independently and without reliance upon the Company or any officer, employee, agent, or representative thereof, and based on such information as the Consenting Lender has deemed appropriate, made its own analysis and decision to enter into this Agreement and will not seek rescission or revocation of this Agreement, and (E) acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress;

(viii)	it (A) is the sole legal or beneficial owner of the principal amount of claims set forth on its signature page, has all necessary investment or voting discretion with respect to such claims, or otherwise has the power and authority to bind any other legal or beneficial holder of such claims, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, and (B) is exclusively entitled (for its own accounts or for the accounts of such other legal or beneficial owners) to all of the rights and economic benefits of such claims; and

(ix)	it has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey, or otherwise transfer, in whole or in part, any portion of its right, title, or interest in any claim set forth on its signature page, except to the extent such agreement is in accordance with the terms of this Agreement.

(b)	The Company, including each of its subsidiaries individually, hereby represents and warrants that the following statements are true, correct, and complete as of the date hereof:

(i)	it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part, including approval of each of the independent director(s) of each of the corporate entities that comprise the Company;

(iii)	the execution, delivery, and performance by it of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party;

(iv)	this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(v)	the execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, notice to, or any other action to, with, or by any federal, state or other governmental authority or regulatory body, except (A) any of the foregoing as may be necessary and/or required for disclosure by the Securities and Exchange Commission and applicable state securities or “blue sky” laws, (B) any of the foregoing as may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan, (C) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Company, and (D) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby;

(vi)	it (A) is a sophisticated party with respect to the transactions described herein with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the Restructuring, making an informed decision with respect thereto, and evaluating properly the terms and conditions of the Plan and this Agreement, (B) has been represented and advised by legal and financial advisors in connection with this Agreement, (C) has independently and without reliance upon the Consenting Lenders or any officer, employee, agent, or representative thereof, and based on such information as the Company has deemed appropriate, made its own analysis and decision to enter into this Agreement and will not seek rescission or revocation of this Agreement, and (D) acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress; and

(vii)	subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability.

(c)	Each of the Consenting Equity Holders hereby represents and warrants on a several and not joint basis for itself and not any other person or entity that the following statements are true, correct, and complete as of the date hereof:

(i)	it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part and no other proceedings on its part are necessary to authorize and approve this Agreement or any of the transactions contemplated herein;

(iii)	this Agreement has been duly executed and delivered by the Consenting Equity Holders and constitutes the legal, valid, and binding agreement of the Consenting Equity Holders, enforceable against the Consenting Equity Holders in accordance with its terms;

(iv)	the execution, delivery, and performance by it of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party;

(v)	the execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, notice to, or any other action to, with, or by any federal, state or other governmental authority or regulatory body, except (A) any of the foregoing as may be necessary and/or required for disclosure by the Securities and Exchange Commission and applicable state securities or “blue sky” laws, (B) any of the foregoing as may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan, (C) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Company, and (D) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain, or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby;

(vi)	subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability;

(vii)	it (A) is a sophisticated party with respect to the transactions described herein with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of owning and investing in securities of the Company (including any securities that may be issued in connection with the Restructuring), making an informed decision with respect thereto, and evaluating properly the terms and conditions of the Plan and this Agreement, (B) has been represented and advised by legal and financial advisors in connection with this Agreement, (C) has been afforded the opportunity to discuss the Plan, the Disclosure Statement and other information concerning the Company with the Company’s representatives, (D) has independently and without reliance upon the Company or any officer, employee, agent, or representative thereof, and based on such information as the Consenting Lender has deemed appropriate, made its own analysis and decision to enter into this Agreement and will not seek rescission or revocation of this Agreement, and (E) acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress;

(viii)	it (A) is the sole legal or beneficial owner of the principal amount of equity interests set forth on its signature page, has all necessary investment or voting discretion with respect to such interests, or otherwise has the power and authority to bind any other legal or beneficial holder of such interests, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, and (B) is exclusively entitled (for its own accounts or for the accounts of such other legal or beneficial owners) to all of the rights and economic benefits of such interests; and

(ix)	it has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey, or otherwise transfer, in whole or in part, any portion of its right, title, or interest in any equity interest set forth on its signature page, except to the extent such agreement is in accordance with the terms of this Agreement.

18. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prevent the Company from taking or failing to take any action that it is obligated to take (or fail to take) in the performance of any fiduciary duty or as otherwise required by applicable law which the Company owes to any other person or entity under applicable law. The Company represents to the Consenting Lenders that as of the Effective Date, based on the facts and circumstances actually known by the Company as of the Effective Date, the Company’s entry into this Agreement is consistent with the Company’s fiduciary duties.

19. Survival of Agreement. Each of the Parties acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning a possible financial restructuring of the Company and in contemplation of possible chapter 11 filings by the Company and the rights granted in this Agreement are enforceable by each signatory hereto without approval of any court, including the Bankruptcy Court.

20. No Waiver or Admissions. If the transactions contemplated herein are or are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, or interests, and the Parties expressly reserve any and all of their respective rights, remedies, and interests. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert. No Party shall have, by reason of this Agreement, a fiduciary relationship in respect of any other Party or any person or entity, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Party any obligations in respect of this Agreement except as expressly set forth herein. This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding involving enforcement of the terms of this Agreement.

21. Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Parties under this Agreement shall be several, not joint. No prior history, pattern, or practice of sharing confidences among or between Parties shall in any way affect or negate this understanding and Agreement.

22. Specific Performance; Remedies Cumulative. Each Party acknowledges and agrees that the exact nature and extent of damages resulting from a breach of this Agreement are uncertain at the time of entering into this Agreement and that any such breach of this Agreement would result in damages that would be difficult to determine with certainty. It is understood and agreed by the Parties that money damages may not be a sufficient remedy for any breach of this Agreement by any Party, and that each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Such remedy shall not be deemed to be the exclusive remedy for the breach of this Agreement by any Party or its representatives, provided that, for the avoidance of doubt, nothing in this Section shall affect the

Company’s rights under Section 18. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy by any Party hereto shall not preclude the simultaneous or later exercise of any other such right, power, or remedy hereunder.

23. Governing Law & Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under, arising out of, or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in either the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising under, arising out of, or in connection with this Agreement. By execution and delivery of this Agreement, and upon commencement of the Chapter 11 Cases, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the Bankruptcy Court solely for purposes of any action, suit, or proceeding or other contested matter arising under, arising out of, or in connection with this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, proceeding, or other contested matter.

24. Waiver of Right to Trial by Jury. Each of the Parties waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between any of them arising out of, arising under, in connection with, relating to, or incidental to the relationship established between any of them in connection with this Agreement. Instead, any disputes resolved in court shall be resolved in a bench trial without a jury.

25. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors, assigns, heirs, transferees, executors, administrators, and representatives, in each case solely as such parties are permitted under this Agreement; provided, however, that nothing contained in this Section 25 shall be deemed to permit any transfer, tender, vote, or consent of any claims other than in accordance with the terms of this Agreement.

26. No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties hereto (or any other party that may become a Party to this Agreement pursuant to Section 14 of this Agreement), and no other person or entity shall be a third-party beneficiary of this Agreement.

27. Notices. All notices (including, without limitation, any notice of termination) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, on the next business day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	To the Company:

EveryWare Global, Inc.

519 N. Pierce Avenue

Lancaster, Ohio 43130

Attn:	Erika Schoenberger
Tel:	(740) 681 6417
Email:	erika.schoenberger@everywareglobal.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn:	Ross Kwasteniet, Benjamin Winger
Tel:	(312) 862-2000
Email:	ross.kwasteniet@kirkland.com
benjamin.winger@kirkland.com

(b)	To the address set forth on each Consenting Lender’s signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

601 South Figueroa Street, 30th Floor

Los Angeles, CA 90017

Attn:	Mark Shinderman
Tel:	(213) 892-4411
Fax:	(213) 892-4211
Email:	mshinderman@milbank.com
Attn:	Neil Wertlieb
Tel:	(213) 892-4410
Fax:	(213) 892-4710
Email:	nwertlieb@milbank.com

(c)	To the address set forth on each Consenting Equity Holder’s signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to those parties set forth on each Consenting Equity Holder’s signature page.

28. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements, representations, warranties, term sheets, proposals, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

29. Time Periods. If any time period or other deadline provided in this Agreement expires on a day that is not a business day, then such time period or other deadline, as applicable, shall be deemed extended to the next succeeding business day.

30. Severability of Provisions. If any provision of this Agreement for any reason is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable.

31. Amendments. Except as otherwise provided herein, this Agreement may not be modified, amended, or supplemented without the prior written consent of the Company, the Majority Consenting Lenders, and the Majority Consenting Equity Holders.

32. Reservation of Rights. If the transactions contemplated by this Agreement and the Plan are not consummated as provided herein, if a Termination Event occurs, or if this Agreement is otherwise terminated for any reason, the Consenting Lenders, the Consenting Equity Holders, and the Company each fully reserve any and all of their respective rights, remedies, and interests under the Term Loan Agreement (and all documents executed and delivered in connection therewith), applicable law, and in equity.

33. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original and all of which shall constitute one and the same Agreement. The signatures of all of the Parties need not appear on the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed signature page of this Agreement.

34. Public Disclosure. The Company may, in its sole discretion, disclose this Agreement (including the signature pages hereto) in a press release and/or public filing, including the Chapter 11 Case; provided, however, that after the commencement of the Chapter 11 Case, the Parties may disclose the existence of, or the terms of, this Agreement, the Plan, the Disclosure Statement, or any other material term of the transaction contemplated herein without the express written consent of the other Parties.

35. Headings. The section headings of this Agreement are for convenience only and shall not affect the interpretation hereof. References to sections, unless otherwise indicated, are references to sections of this Agreement.

36. Interpretation. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

[Signatures and exhibits follow]

Anchor Hocking, LLC,
Buffalo China, Inc.,
Delco International, Ltd.,
EveryWare, LLC,
EveryWare Global, Inc.,
Kenwood Silver Company, Inc.,
Oneida Food Service, Inc.,
Oneida International, Inc.,
Oneida Silversmiths, Inc.,
Oneida Ltd.,
Sakura, Inc.,
THC Systems, Inc., and
Universal Tabletop, Inc.

By:	/s/ Erika Schoenberger
Name:	Erika Schoenberger
Title:	Secretary

Notice Address:
EveryWare Global, Inc.
519 Pierce Avenue
Lancaster, Ohio 43130

Monomoy Capital Partners, L.P.,
MCP Supplemental Fund, L.P., and
Monomoy Executive Co-Investment Fund, L.P. as Consenting Equity Holders

By:	Monomoy General Partner, L.P.

By:	/s/ Stephen Presser
Name:	Stephen Presser
Title:	Managing Member

Monomoy Capital Partners II, L.P., and
MCP Supplemental Fund II, L.P. as Consenting Equity Holders

By:	Monomoy General Partner II, L.P.

By:	/s/ Stephen Presser
Name:	Stephen Presser
Title:	Managing Member

Notice Address:
c/o Monomoy Capital Management, L.P.
142 West 57th Street, 17th Floor
New York, NY

With a copy to:
Peter J. Young
Proskauer Rose LLP
Three First National Plaza
70 West Madison, Suite 3800
Chicago, IL 60602-4342

OWNED EQUITY INTERESTS

Fund	Shares	Preferred / Common/Warrants
Monomoy Capital Partners, L.P.	8,096,581	Common
	13,071.354	Preferred
	2,736,355	Warrants
MCP Supplemental Fund, L.P.	251,706	Common
	406.361	Preferred
	85,067	Warrants
Monomoy Executive Co-Investment Fund L.P.	41,917	Common
	67.672	Preferred
	14,167	Warrants
Monomoy Capital Partners II, L.P.	4,595,816	Common
	7,419.617	Preferred
	1,553,221	Warrants
MCP Supplemental Fund II, L.P.	145,560	Common
	234.996	Preferred
	49,194	Warrants

Clinton Magnolia Master Fund, Ltd., and
Clinton Spotlight Master Fund, L.P. as Consenting Equity Holders

By:	/s/ Joseph A. De Perio
Name:	Joseph A. De Perio
Title:	Senior Portfolio Manager

Notice Address:
c/o Clinton Group, Inc.
601 Lexington Avenue, 51st Floor
New York, NY 10022

With a copy to:
Lawrence V. Gelber
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022

Fund	Shares	Preferred / Common
Clinton Magnolia Master Fund, Ltd.	5,129,925	Common
Clinton Spotlight Master Fund, L.P.	750,000	Common

[CONSENTING LENDER],
as a Consenting Lender

By:
Name:
Title:

Notice Address:

OWNED CLAIMS UNDER TERM LOAN AGREEMENT

Lender	Amount of Claim under Term Loan Agreement

Exhibit A

to the Restructuring Support Agreement

TERM SHEET

Summary of Proposed Restructuring

Terms and Conditions for EveryWare Global, Inc.

This preliminary term sheet (the “Term Sheet”) summarizes the material terms and conditions of certain transactions to take place in connection with a proposed restructuring (the “Restructuring”) of the capital structure and financial obligations of EveryWare Global, Inc., a Delaware corporation (“EveryWare”), and certain of its direct and indirect subsidiaries (collectively, with EveryWare, the “Company”). The regulatory, tax, accounting, and other legal and financial matters and effects related to the Restructuring have not been fully evaluated, and any such evaluation may affect the terms and structure of any Restructuring. The transactions contemplated in this Term Sheet are subject in all respects to the negotiation, execution, and delivery of definitive documentation.

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY CHAPTER 11 PLAN, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF ALL APPLICABLE LAW. THIS TERM SHEET DOES NOT ADDRESS ALL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING AND THE ENTRY INTO OR THE CREATION OF ANY BINDING AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION IN FORM AND SUBSTANCE CONSISTENT WITH THIS TERM SHEET AND OTHERWISE ACCEPTABLE TO THE COMPANY AND THE CONSENTING TERM LENDERS (AS DEFINED BELOW). THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROVISIONS OF RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL RULES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION AND INFORMATION EXCHANGED IN THE CONTEXT OF SETTLEMENT DISCUSSIONS. THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN IS STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY ABSENT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ITS COUNSEL AND COUNSEL TO THE CONSENTING TERM LENDERS.

OVERVIEW

Parties	Company: (i) EveryWare, (ii) Anchor Hocking LLC (“Anchor”) and Oneida Ltd. (“Oneida,” together with Anchor, the “Borrowers”), as borrowers under the existing Term Loan Agreement (defined below), and (iii) Universal TableTop, Inc. (“Universal”) and all wholly-owned domestic subsidiaries of the Borrowers, as guarantors under the Term Loan Facility (the “Guarantors”).

Term Lenders: Those certain Lenders under that certain Term Loan Agreement, dated May 21, 2013 (as amended, restated, modified or supplemented from time to time, the “Term Loan Agreement,” and the related facility, the “Term Loan Facility”), by and between the Borrowers, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent (the “Term Loan Agent”), holding Term Loans[1] in an amount sufficient to consummate the transactions set forth herein under the terms of the Term Loan Agreement (collectively, the “Consenting Term Lenders”).

ABL Lenders: Those certain Lenders under that certain Second Amended and Restated Loan and Security Agreement dated May 21, 2013 (the “ABL Agreement,” and the related facility, the “ABL Facility”), by and between the Borrowers, Universal, and the lenders from time to time party thereto (the “ABL Lenders”) and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “ABL Agent”), holding loans under the ABL Agreement in an amount sufficient to consummate the transactions set forth herein under the terms of the ABL Agreement (collectively, the “Consenting ABL Lenders”).

Monomoy. Monomoy Capital Partners, L.P., MCP Supplemental Fund, L.P., Monomoy Executive Co-Investment Fund, L.P., Monomoy Capital Partners II, L.P., MCP Supplemental Fund II, L.P., and any of their affiliates as holders of Existing Preferred Stock and Existing Common Stock (collectively, the “MCP Funds”).

Clinton. Clinton Magnolia Master Fund, Ltd., Clinton Spotlight Master Fund, L.P., and any of their affiliates as holders of Existing Common Stock (collectively, the “Clinton Funds”).

The Company, the Consenting Term Lenders, the Consenting ABL Lenders, Monomoy, and Clinton are collectively referred to herein as the “Parties”.

Economic Terms of Restructuring	The principal economic terms of the Restructuring shall consist of the following:
	i.	ABL Facility: The ABL Facility shall remain in full force and effect and, upon the conclusion of the Chapter 11 Cases (defined below), be reinstated.

	ii.	Existing Term Loans: In exchange for the cancellation of 100% of the outstanding principal amount, PIK interest, and accrued but unpaid cash interest of the Term Loans, holders of the Term Loans shall receive shares, on a pro rata basis, of new common stock issued by EveryWare (“New Common Stock”) equal to 96% of the total outstanding New Common Stock of Reorganized EveryWare upon the consummation of the Restructuring, subject to dilution by the Management Incentive Plan (defined below) (the “Term Lender Shares Issuance”).

[1]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Term Loan Agreement.

iii.	General Unsecured Claims: Holders of general unsecured claims against the Company shall be paid in full in the ordinary course, provided that no material unsecured claims exist except as incurred in the ordinary course of business or as specifically identified herein; provided further, that the Company shall retain all ordinary course rights and defenses with respect to general unsecured claims.

iv.	Existing Preferred Stock: In exchange for the cancellation of all shares of EveryWare’s current outstanding preferred stock (the “Existing Preferred Stock”), holders of the Existing Preferred Stock shall receive shares, on a pro rata basis, equal to 2.5% of the total outstanding New Common Stock of Reorganized EveryWare upon the consummation of the Restructuring, subject to dilution by the Management Incentive Plan (defined below), provided that, in the event that any of the MCP Funds or any of the Clinton Funds objects to, delays, interferes with or otherwise impedes, directly or indirectly, the Restructuring (as defined in the RSA), including, but not limited to, the Plan (as defined in the RSA) or the DIP Facility, holders of the Existing Preferred Stock shall not receive (i) any recovery on account of those interests and holders of the Term Loans shall receive 100% of the New Common Stock or (ii) any releases under the Plan.

v.	Existing Common Stock: In exchange for the cancellation of all (a) shares of EveryWare’s current outstanding common stock and (b) outstanding vested options or unexercised warrants to acquire shares of EveryWare’s current outstanding stock that are in the money (subparts (a) and (b), collectively, “Existing Common Stock”), holders of Existing Common Stock shall receive shares, on a pro rata basis, equal to 1.5% of the total outstanding New Common Stock of Reorganized EveryWare upon the consummation of the Restructuring, subject to dilution by the Management Incentive Plan (defined below), provided that, in the event that any of the MCP Funds or any of the Clinton Funds objects to, delays, interferes with or otherwise impedes, directly or indirectly, the Restructuring (as defined in the RSA), including, but not limited to, the Plan (as defined in the RSA) or the DIP Facility, holders of the Existing Common Stock shall not receive (i) any recovery on account of those interests and holders of the Term Loans shall receive 100% of the New Common Stock or (ii) any releases under the Plan, provided further that, notwithstanding anything to the contrary herein, solely with respect to the distribution of New Common Stock to holders of Existing Common Stock, the Debtors or Reorganized Debtors, as applicable, shall, in lieu of distributing New Common Stock to holders of Existing Common Stock, instead provide for a mechanism to distribute Cash to the holders of Existing Common Stock (either by distributing Cash directly or by issuing such New Common Stock to a trust and providing for liquidation of such shares and distribution of the proceeds thereof or some other mechanism), on such terms that are reasonably acceptable to the Majority Consenting Lenders as further described in a document contained in the Plan Supplement (as defined in the Plan), unless, in the opinion of the Majority Consenting Lenders (as defined in the Plan), the distribution of New Common Stock would, following the Effective Date, (a) still permit reorganized EveryWare to cease to file reports required by Section 13(a) of the Exchange Act in accordance with Rule 12g-4 under the Exchange Act, and (b) would not require reorganized EveryWare to be required to resume filing reports pursuant Section 13(a) of the Exchange Act following such cessation; provided, however, that, notwithstanding the foregoing, the MCP Funds, the Clinton Funds, and any Lenders under the Term Loan Facility that is a holder of Existing Common Stock shall in any event receive a distribution of New Common Stock directly rather than Cash as contemplated by this paragraph.

vi.	Existing Out-of-the-Money Warrants: All (a) outstanding options and unexercised warrants to acquire shares of EveryWare’s current outstanding common stock that are out of the money, and (b) unvested options to acquire shares of EveryWare’s current outstanding common stock whether or not in the money (subparts (a) and (b), collectively, “Existing Out-of-the-Money Warrants”) shall be cancelled. Holders of Existing Out-of-the-Money Warrants shall not receive any recovery on account of those interests.

vii.	Management Incentive Plan: Upon the consummation of the Restructuring, all existing management equity-based compensation plans shall be cancelled. The Reorganized Company may implement a management incentive plan (the “Management Incentive Plan”) pursuant to which certain officers and employees of the Reorganized Company shall be entitled to receive, in the aggregate, shares and/or options to acquire shares of New Common Stock up to 10% of the total outstanding New Common Stock of Reorganized EveryWare (on a fully diluted basis) at the discretion of the board of directors of the Reorganized Company after the Plan’s effective date.

Restructuring Support Agreement	The Parties (except for the ABL Agent and the ABL Lenders) shall execute a restructuring support agreement (the “RSA”) with standard terms and conditions evidencing their intent to support consummation of the Restructuring.

Plan of Reorganization and Chapter 11 Case	The Restructuring shall be implemented pursuant to a prearranged or prepackaged chapter 11 plan of reorganization for (the “Plan”) and voluntary cases commenced by the Company (the “Chapter 11 Case(s)”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101– 1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) structured in accordance with the terms hereof.

Milestones	Petition Date: April 7, 2015. Plan Confirmation Date: 50 days after the commencement of the Chapter 11 Case(s). Plan Effective Date: 75 days after the commencement of the Chapter 11 Case(s).

DIP Facility	The Consenting Term Lenders, or a subset thereof, shall backstop a first priority, first out DIP Facility in the aggregate amount of approximately $40.0 million, secured by the same Collateral securing the Term Loan Facility and the ABL Facility. Liens securing the DIP Facility shall have the priority set forth in the term sheet for the DIP Facility delivered in connection herewith. Proceeds of the DIP Facility will be used to, among other things, fund the administration of the Chapter 11 Case(s), working capital, and general corporate purposes.

Releases	The Plan shall provide for customary mutual releases and/or waivers, including standard carve-outs, among the Company, each of the Consenting Term Lenders, the Term Loan Agent, the Consenting ABL Lenders, the ABL Agent, the parties to the RSA and each of their respective directors, officers, shareholders, funds, affiliates, members, employees, partners, managers, agents, representatives, principals, consultants, and professional advisors (each in their capacity as such) (collectively, the “Released Parties”) of any and all claims, obligations (contractual or otherwise), suits, judgments, damages, rights, liabilities, or causes of action, whether known or unknown, foreseen or unforeseen, relating to any actions, transactions, events, or omissions before the effective date of the Restructuring in any way relating to the Company, the obligations under the Term Loan Agreement, or the Restructuring, that a Released Party would have been legally entitled to assert in their own right or on behalf of another party (including, for the avoidance of doubt, the Company) against another Released Party.

Employment Agreements	Management employment agreements shall be assumed on their existing terms pursuant to the Plan, subject to modifications necessary or appropriate to implement the Management Incentive Plan.

Board of Directors	The Board of Directors of Reorganized EveryWare shall consist of five (5) members, one of whom shall be Reorganized EveryWare’s Chief Executive Officer. The remaining four (4) directors for the initial term following the consummation of the Restructuring shall be selected by the Majority Consenting Term Lenders[2] in their sole discretion and thereafter shall be selected pursuant to the director election process set forth in the Reorganized EveryWare’s bylaws; provided however, that such bylaws shall not include any staggered board provisions.

Senior Officers	The Company’s senior officers as of commencement of the Chapter 11 Case(s) shall continue to occupy such roles upon the effective date of the Plan.

Amended Articles & Bylaws	The Company’s existing articles and bylaws will be subject to customary amendments and modifications and shall include certain customary rights and protections for minority shareholders.

Shareholders Agreement and Registration Rights	It is anticipated that Reorganized EveryWare will no longer be listed or registered. The holders of the New Common Stock will be parties to a Shareholders Agreement. The holders of the New Common Stock will have customary piggy-back registration rights.

Fees & Expenses / Expense Reimbursement	The Company shall seek Bankruptcy Court approval to pay the fees and expenses incurred by the following advisors to the Consenting Term Lenders and the Term Loan Agent: (i) Milbank, Tweed, Hadley & McCloy LLP (“Milbank”), counsel to the steering committee of Term Lenders (the “Term Lender Steering Committee”), (ii) Houlihan Lokey Capital, Inc. (“Houlihan”), financial advisor to the steering committee of Term Lenders, as set forth in that certain letter agreement to be entered into among EveryWare and Houlihan, (iii) White & Case LLP, as counsel to the Term Loan Agent, and (iv) one local counsel for each of the Term Lender Steering Committee and the Term Loan Agent.

Tax, Securities, and Corporate Matters	The issuance of shares and the transactions discussed herein are subject to ongoing tax diligence, securities compliance, and other corporate review.

Other Terms and Conditions	The Plan, the definitive documentation and other material agreements relating to the Restructuring shall be in form and substance satisfactory to the Consenting Term Lenders and the Company, and shall contain such other terms and conditions as are customary for transactions of this type.

[2]	“Majority Consenting Lenders” means Consenting Lenders who hold, in the aggregate, at least 50.1% of the principal amount of the total outstanding Loans under the Term Loan Agreement held by all Consenting Lenders.

Exhibit B

to the Restructuring Support Agreement

PLAN

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
EVERYWARE GLOBAL, INC., et al.,[1]	)	Case No. 15- ( )
)
Debtors.	)	(Joint Administration Requested)
)

DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

KIRKLAND & ELLIS LLP		[LOCAL COUNSEL]
Patrick J. Nash, Jr., P.C. (pro hac vice pending)		[ATTORNEY NAME] (DE Bar No.[ ])
Ross M. Kwasteniet (pro hac vice pending)		[ATTORNEY NAME] (DE Bar No.[ ])
300 North LaSalle		[ATTORNEY NAME] (DE Bar No.[ ])
Chicago, Illinois 60654		[ADDRESS]
Telephone:	(312) 862-2000	Wilmington, Delaware [ZIP CODE]
Facsimile:	(312) 862-2200	Telephone:	([ ])[ ]-[ ]
Email:	patrick.nash@kirkland.com	Facsimile:	([ ])[ ]-[ ]
ross.kwasteniet@kirkland.com
		Email:	[ ] [ ]

Proposed Attorneys for the

Debtors and Debtors in Possession

Dated: [—], 2015

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Anchor Hocking, LLC (6923); Buffalo China, Inc. (9731); Delco International, Ltd. (7553); EveryWare, LLC (2699); EveryWare Global, Inc. (4553); Kenwood Silver Company, Inc. (2286); Oneida Food Service, Inc. (7321); Oneida International Inc. (4774); Oneida Ltd. (5700); Oneida Silversmiths Inc. (6454); Sakura, Inc. (9359); THC Systems, Inc. (9103); Universal Tabletop, Inc. (4265). The location of the Debtors’ service address is: 519 North Pierce Avenue, Lancaster, Ohio 43130.

ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS		22
6.1	Distributions on Account of Claims and Interests Allowed as of the Effective Date	22
6.2	Special Rules for Distributions to Holders of Disputed Claims and Interests	23
6.3	Delivery of Distributions	23
6.4	Claims Paid or Payable by Third Parties	25
6.5	Setoffs	26
6.6	Allocation Between Principal and Accrued Interest	26

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		26
7.1	Disputed Claims Process	26
7.2	Prosecution of Objections to Claims and Interests	26
7.3	No Interest	27
7.4	Disallowance of Claims and Interests	27

ARTICLE VIII EFFECT OF CONFIRMATION OF THE PLAN		27
8.1	Discharge of Claims and Termination of Interests	27
8.2	Releases by the Debtors	27
8.3	Releases by Holders of Claims and Interests	28
8.4	Exculpation	29
8.5	Injunction	29
8.6	Protection Against Discriminatory Treatment	29
8.7	Recoupment	30
8.8	Release of Liens	30
8.9	Reimbursement or Contribution	30

ARTICLE IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		30
9.1	Conditions Precedent to the Effective Date	30
9.2	Waiver of Conditions Precedent	31
9.3	Effect of Non-Occurrence of Conditions to Consummation	31

ARTICLE X MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		31
10.1	Modification of Plan	31
10.2	Effect of Confirmation on Modifications	31
10.3	Revocation or Withdrawal of Plan	31

ARTICLE XI RETENTION OF JURISDICTION		32

ARTICLE XII MISCELLANEOUS PROVISIONS		33
12.1	Additional Documents	33
12.2	Payment of Statutory Fees	33
12.3	Reservation of Rights	33
12.4	Successors and Assigns	33
12.5	Service of Documents	34
12.6	Term of Injunctions or Stays	34
12.7	Entire Agreement	34
12.8	Plan Supplement Exhibits	34
12.9	Non-Severability	35

iii

INTRODUCTION

EveryWare Global, Inc. and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases jointly propose this Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims against and Interests in each Debtor pursuant to the Bankruptcy Code. The Debtors seek to consummate the Transaction on the Effective Date of the Plan. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in ARTICLE III shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of this Plan, the Transaction, and certain related matters.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

1.1	Defined Terms

1. “ABL Facility” means the revolving credit facility under the ABL Loan Agreement.

2. “ABL Facility Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent pursuant to the terms of the ABL Facility Documents, and any successor or replacement administrative agent appointed pursuant to the terms of the ABL Loan Agreement.

3. “ABL Facility Claim” means any Claim arising under, derived from, or based upon the ABL Facility Documents.

4. “ABL Facility Documents” means, collectively, the ABL Loan Agreement, each other Loan Document (as defined in the ABL Loan Agreement), and all other agreements, documents, and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents).

5. “ABL Facility Lenders” means each Lender (as defined in the Term Loan Agreement) that is a party to the ABL Loan Agreement.

6. “ABL Loan Agreement” means the Second Amended and Restated Loan and Security Agreement, dated May 21, 2013 (as amended, restated, modified, or supplemented from time to time prior to the Petition Date), by and among Anchor Hocking LLC and Oneida Ltd., as borrowers, Universal Tabletop, Inc. and each Subsidiary (as defined therein) of Universal Tabletop, Inc. party thereto as guarantors, the various Lenders (as defined therein) from time to time party thereto and Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent.

7. “Accredited Investor” has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act.

8. “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

9. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

10. “Allowed” means, as to a Claim or an Interest, a Claim or an Interest allowed under the Plan, under the Bankruptcy Code, or by a Final Order, as applicable.

11. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, and 547 through and including 553 of the Bankruptcy Code.

12. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.

13. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

14. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

15. “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

16. “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

17. “Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and any avoidance, recovery, subordination, or other actions against insiders and/or any other Entities under the Bankruptcy Code) of any of the Debtors and/or the Debtors’ estates, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, that are or may be pending on the Effective Date or commenced by the Reorganized Debtors after the Effective Date against any Entity, based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

18. “Certificate” means any instrument evidencing a Claim or an Interest.

19. “Chapter 11 Cases” means the procedurally consolidated Chapter 11 Cases pending for the Debtors in the Bankruptcy Court.

20. “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

21. “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Solicitation Agent.

22. “Class” means a category of holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

23. “Clinton Funds” means Clinton Magnolia Master Fund, Ltd., Clinton Spotlight Master Fund, L.P., and their respective affiliates.

24. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

25. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

26. “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

27. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and approving the Disclosure Statement, which order shall be in form and substance satisfactory to the Consenting Term Lenders and the Debtors.

28. “Consenting Equity Holders” means, collectively, the Clinton Funds and the MCP Funds.

29. “Consenting Term Lenders” means each Term Loan Lender that is party to the Support Agreement.

30. “Consummation” means the occurrence of the Effective Date.

31. “Creditor” has the meaning set forth in section 101(10) of the Bankruptcy Code.

32. “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

33. “Debtors” means, collectively, each of the following: Anchor Hocking, LLC; Buffalo China, Inc.; Delco International, Ltd.; EveryWare, LLC; EveryWare Global, Inc.; Kenwood Silver Company, Inc.; Oneida Food Service, Inc.; Oneida International Inc.; Oneida Ltd.; Oneida Silversmiths Inc.; Sakura, Inc.; THC Systems, Inc.; and Universal Tabletop, Inc.

34. “DIP Facility” means that certain $40.0 million debtor-in-possession credit facility provided under the DIP Facility Credit Agreement.

35. “DIP Facility Agent” means that certain administrative agent under the DIP Facility.

36. “DIP Facility Claims” means any Claim held by the DIP Facility Lenders or the DIP Facility Agent arising under or related to the DIP Facility Credit Agreement or the DIP Order.

37. “DIP Facility Consenting Lenders” means DIP Facility Lenders who hold, in the aggregate, at least 50.1% of the principal amount of the total outstanding loans under the DIP Facility held by all DIP Facility Lenders as of such date.

38. “DIP Facility Credit Agreement” means that certain debtor-in-possession credit agreement by and among the Debtors, the DIP Facility Agent, and the DIP Facility Lenders as approved by the DIP Order.

39. “DIP Facility Lenders” means those certain lenders party to the DIP Facility Credit Agreement.

40. “DIP Order” means, collectively, the interim and final orders entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Facility Credit Agreement and access the DIP Facility.

41. “DIP Term Sheet” means the DIP Term Sheet as defined in the Support Agreement.

42. “Disclosure Statement” means the disclosure statement for the Plan, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order.

43. “Disputed” means, as to a Claim or an Interest, a Claim or an Interest: (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

44. “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

45. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, upon which the Distribution Agent shall make distributions to holders of Allowed Claims and Interests entitled to receive distributions under the Plan.

46. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Section 9.1 have been satisfied or waived in accordance with Section 9.2.

47. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

48. “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code and includes, for the avoidance of doubt, membership interests, EveryWare Preferred Stock, EveryWare Common Stock, and EveryWare Out-of-the-Money Equity Securities.

49. “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

50. “EveryWare Common Stock” means, collectively, EveryWare Global’s issued and outstanding common stock and EveryWare In-the-Money Equity Securities.

51. “EveryWare Global” means EveryWare Global, Inc., a Delaware corporation and the predecessor to New Holdco.

52. “EveryWare In-the-Money Equity Securities” means all outstanding vested options and unexercised warrants to acquire shares of EveryWare Global’s current outstanding common stock that are in the money; provided however, that any unvested options to acquire shares of EveryWare Global’s current outstanding common stock that are in the money shall be EveryWare Out-of-the-Money Securities.

53. “EveryWare Out-of-the-Money Equity Securities” means all outstanding options and unexercised warrants to acquire shares of EveryWare Global’s current outstanding common stock that are out of the money, and all unvested options to acquire shares of EveryWare Global’s current outstanding common stock whether or not in the money.

54. “EveryWare Preferred Stock” means all Series A Senior Redeemable Preferred Stock issued by EveryWare Global.

55. “Exculpated Party” means each of the following in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the parties to the Support Agreement; (d) the Term Loan Agent; (e) the Consenting Term Lenders; (f) the ABL Facility Agent; (g) the ABL Facility Lenders; (h) the DIP Facility Agent; (i) the DIP Facility Lenders; (j) the Exit Facility Lenders; and (k) with respect to each of the foregoing entities in clauses (a) through (j), such Entity’s successors and assigns and current and former Affiliates and its and their subsidiaries, shareholders, members, limited partners, general partners, other equity holders, officers, directors, managers, trustees, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

56. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

57. “Exit Conversion” means the Debtors’ right to elect to convert the DIP Facility into the Exit Facility on the terms and conditions set forth in the DIP Facility Credit Agreement and consistent in all respects with the DIP Term Sheet and the Exit Facility Term Sheet.

58. “Exit Facility” means the first lien term loan facility under the Exit Facility Term Loan Agreement.

59. “Exit Facility Agent” means the administrative agent for the Exit Facility.

60. “Exit Facility Documents” means, collectively, the Exit Facility Term Loan Agreement, each other Loan Document (as defined in the Exit Facility Term Loan Agreement), and all other agreements, documents, and instruments to be delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents) each of which shall be (a) satisfactory in form and substance to the DIP Facility Consenting Lenders, and (b) consistent in all respects with the DIP Term Sheet and the Exit Facility Term Sheet.

61. “Exit Facility Lender” means each Lender (as defined in the Exit Facility Term Loan Agreement) that is a party to the Exit Facility Term Loan Agreement.

62. “Exit Facility Notes” means those notes or other debt instruments evidencing the loans under the Exit Facility, which shall be consistent in all respects with the DIP Term Sheet and the Exit Facility Term Sheet.

63. “Exit Facility Term Loan Agreement” means the credit agreement by and among reorganized Anchor Hocking, LLC and reorganized Oneida Ltd., as borrowers, reorganized Universal Tabletop, Inc., as holdings, and each of reorganized Anchor Hocking, LLC’s and reorganized Oneida Ltd.’s wholly-owned domestic subsidiaries, as guarantors, the lender parties from time to time party thereto, and the Exit Facility Agent, to be effective on the Effective Date if the Debtors exercise the Exit Conversion, which agreement shall be consistent in all respects with the Exit Facility Term Sheet, substantially in the form contained in the Plan Supplement, and in form and substance satisfactory to the DIP Facility Consenting Lenders.

64. “Exit Facility Term Sheet” means the exit facility term sheet attached to the Support Agreement.

65. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

66. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

67. “General Unsecured Claim” means any Claim other than an Administrative Claim, a Professional Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, an ABL Facility Claim, a Term Loan Facility Claim, a DIP Facility Claim, or a Section 510(b) Claim.

68. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

69. “Impaired” means, with respect to any Class of Claims or Interests, a Claim or an Interest that is not Unimpaired.

70. “Indemnification Provisions” means each of the Debtors’ indemnification provisions currently in place whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts for the current and former directors, officers, managers, employees, attorneys, other professionals, and agents of the Debtors and such current and former directors’, officers’, and managers’ respective Affiliates.

71. “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

72. “Intercompany Claim” means any Claim held by a Debtor against another Debtor.

73. “Intercompany Contract” means a contract between or among two or more Debtors or a contract between or among one or more Affiliates and one or more Debtors.

74. “Intercompany Interest” means an Interest held by a Debtor or an Affiliate.

75. “Interest” means any Equity Security of a Debtor existing immediately prior to the Effective Date.

76. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

77. “Majority Consenting Lenders” means Consenting Term Lenders who hold, in the aggregate, at least 50.1% of the principal amount of the total outstanding loans under the Term Loan Agreement held by all Consenting Term Lenders as of such date the Majority Consenting Lenders make a determination in accordance with the Support Agreement or the Plan.

78. “Management Incentive Plan” means that certain post-Effective Date management incentive plan that may provide for up to 10% of the New Common Stock, on a fully diluted basis, to be reserved for issuance to management of the Reorganized Debtors at the discretion of the New Board after the Effective Date.

79. “MCP Funds” means Monomoy Capital Partners, L.P., MCP Supplemental Fund, L.P., Monomoy Executive Co-Investment Fund, L.P., Monomoy Capital Partners II, L.P., MCP Supplemental Fund II, L.P., and their respective affiliates.

80. “New Board” means New Holdco’s initial board of directors.

81. “New Common Stock” means the common stock of New Holdco.

82. “New Holdco” means reorganized EveryWare Global, the Reorganized Debtors’ ultimate parent company upon Consummation of the Plan.

83. “New Holdco Bylaws” means the bylaws of New Holdco, substantially in the form contained in the Plan Supplement and satisfactory in form and substance to the Majority Consenting Lenders.

84. “New Holdco Certificate of Incorporation” means the certificate of incorporation of New Holdco, substantially in the form contained in the Plan Supplement and satisfactory in form and substance to the Majority Consenting Lenders.

85. “New Holdco Governance Documents” means, as applicable, the New Holdco Certificate of Incorporation, the New Holdco Bylaws, and the New Holdco Shareholders Agreement each in form and substance satisfactory to the Majority Consenting Lenders.

86. “New Holdco Shareholders Agreement” means that certain shareholders agreement to be filed as part of the Plan Supplement, effective as of the Effective Date, to which all parties receiving New Common Stock (and all persons to whom such parties may sell or transfer their equity in the future and all persons who purchase or acquire equity from the Debtors in future transactions) will be required to become or will be deemed parties, in substantially the form included in the Plan Supplement, which agreement shall be in form and substance satisfactory to the Majority Consenting Lenders and the Debtors in each such parties’ respective sole discretion.

87. “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

88. “Other Secured Claim” means any Secured Claim other than the following: (a) an ABL Facility Claim; (b) a Term Loan Facility Claim; (c) a Secured Tax Claim; or (d) a DIP Facility Claim. For the avoidance of doubt, “Other Secured Claims” includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

89. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

90. “Petition Date” means the date on which each of the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

91. “Plan” means this chapter 11 plan, as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof, including the Plan Supplement and all exhibits, supplements, appendices, and schedules, which plan shall be in form and substance satisfactory to the Majority Consenting Lenders.

92. “Plan Supplement” means any compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, which shall be filed by the Debtors no later than 7 days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement, each of which shall be consistent in all respects with, and shall otherwise contain, the terms and conditions set forth on the exhibits attached hereto, where applicable, and, without limiting the foregoing, shall be satisfactory in form and substance to the Majority Consenting Lenders and the Debtors.

93. “Prepayment Penalty” means a non-refundable prepayment penalty of 4.00% due and payable if the Debtors do not exercise the Exit Conversion.

94. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

95. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

96. “Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

97. “Professional Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

98. “Professional Fee Amount” means the aggregate amount of Professional Claims and other unpaid fees and expenses Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Section 2.2 herein.

99. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount.

100. “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

101. “Released Party” means each of the following in its capacity as such: (a) each Debtor and Reorganized Debtor; (b) the Debtors’ current and former officers and directors; (c) the Term Loan Agent; (d) the

Consenting Term Lenders; (e) the DIP Facility Agent; (f) the DIP Facility Lenders; (g) the MCP Funds; (h) the Clinton Funds; (i) the parties to the Support Agreement; and (j) each of the foregoing entities’ respective current and former: predecessors, successors and assigns, and stockholders, members, limited partners, general partners, equity holders, Affiliates and its and their subsidiaries, principals, partners, members, employees, agents, officers, directors, managers, trustees, professionals, representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants, in each case solely in their capacity as such.

102. “Releasing Parties” means each of the following in its capacity as such: (a) the Debtors; (b) the Debtors’ current officers and directors; (c) the Term Loan Agent; (d) holders of Term Loan Facility Claims who do not vote to reject the Plan; (e) the DIP Facility Agent; (f) the DIP Facility Lenders; (g) the ABL Facility Agent, (h) holders of ABL Facility Claims; (i) the MCP Funds; (j) the Clinton Funds; (k) the parties to the Support Agreement; (l) without limiting the foregoing, each other holder of a Claim or an Interest, in each case other than a holder of a Claim or an Interest that has voted to reject the Plan or is a member of a Class that is deemed to reject the Plan; and (m) with respect to each of the foregoing parties under (a) through (l), any successors or assigns thereof.

103. “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

104. “Restructuring Transactions” means the transactions described in Section 4.15.

105. “Section 510(b) Claim” means any Claim against the Debtors arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim. For the avoidance of doubt, any Claim related to that certain proceeding styled as IBEW Local No. 58 Annuity Fund v. EveryWare Global, Inc., No. 14-1838 (S.D. Ohio) shall be treated as a Section 510(b) Claim.

106. “Secured Claim” means a Claim: (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

107. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

108. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law.

109. “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

110. “Servicer” means an agent or other authorized representative of holders of Claims or Interests.

111. “Solicitation Agent” means [—], the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order.

112. “Support Agreement” means that certain restructuring support agreement, dated March 31, 2015, by and among the Debtors, the Consenting Term Lenders, and certain holders of Equity Securities.

113. “Term Loan Agent” means the Deutsche Bank AG New York Branch, in its capacity as administrative agent pursuant to the Term Loan Facility Documents, and its successors, assigns or any replacement agent appointed pursuant to the terms of the Term Loan Agreement.

114. “Term Loan Agreement” means the Term Loan Agreement, dated May 21, 2013 (as amended, restated, modified, or supplemented from time to time prior to the Petition Date), by and among Anchor Hocking LLC and Oneida Ltd., as borrowers, Universal Tabletop, Inc., as holdings, the various lenders from time to time party thereto and Deutsche Bank AG New York Branch, in its capacity as administrative agent.

115. “Term Loan Facility” means the senior secured term loan facility under the Term Loan Agreement.

116. “Term Loan Facility Claim” means any Claim arising under, derived from, or based upon the Term Loan Facility Documents.

117. “Term Loan Facility Documents” means, collectively, the Term Loan Agreement, each other Loan Document (as defined in the Term Loan Agreement), and all other agreements, documents, and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents).

118. “Term Loan Lenders” means each Lender (as defined in the Term Loan Agreement) that is a party to the Term Loan Agreement.

119. “Transaction” means the Debtors’ recapitalization and restructuring.

120. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Allowed Interest to a holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

121. “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

122. “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

1.2	Rules of Interpretation

For purposes of the Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; and (l) any immaterial effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

1.3	Computation of Time

Bankruptcy Rule 9006(a) applies in computing any period of time prescribed or allowed herein.

1.4	Governing Law

Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles.

1.5	Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

1.6	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

1.7	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan shall control. In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

ARTICLE II

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in ARTICLE III.

2.1	Administrative Claims

Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors, in consultation with the Majority Consenting Lenders, or the Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than holders of Professional Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim either: (a) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (b) if such Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (c) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the holders of such Allowed Administrative Claim; (d) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (e) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

2.2	DIP Facility Claims

Except to the extent that a holder of a DIP Facility Claim agrees to less favorable treatment, to the extent the Debtors exercise the Exit Conversion, each holder of a DIP Facility Claim shall receive Exit Facility Notes in a face amount equal to the amount of such DIP Facility Claim and shall otherwise be governed by the Exit Facility Documents. If the Debtors do not exercise the Exit Conversion, each holder of a DIP Facility Claim shall receive payment in full in Cash plus the Prepayment Penalty.

2.3	Professional Claims

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Amount on the Effective Date. Professionals shall deliver to the Debtors their estimates for purposes of the Reorganized Debtors computing the Professional Fee Amount no later than five Business Days prior to the anticipated Effective Date. For the avoidance of doubt, no such estimate shall be deemed to limit the amount of the fees and expenses that are the subject of a Professional’s final request for payment of Professional Claims filed with the Bankruptcy Court. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. No funds in the Professional Fee Escrow Account shall be property of the Estates. Any funds remaining in the Professional Fee Escrow Account after all Allowed Professional Claims have been paid will be turned over to New Holdco.

From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

2.4	Priority Tax Claims

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive on the Effective Date, or as soon as practicable thereafter, from the respective Debtor liable for such Allowed Priority Tax Claim, payment in Cash in an amount equal to the amount of such Allowed Priority Tax Claim. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business.

ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

3.1	Classification of Claims and Interests

This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in ARTICLE II, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

Below is a chart assigning each Class a number for purposes of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights

1	Secured Tax Claims	Unimpaired	Presumed to Accept

2	Other Secured Claims	Unimpaired	Presumed to Accept

3	Other Priority Claims	Unimpaired	Presumed to Accept

4	ABL Facility Claims	Unimpaired	Presumed to Accept

5	Term Loan Facility Claims	Impaired	Entitled to Vote

6	General Unsecured Claims	Unimpaired	Presumed to Accept

7	Intercompany Claims	Unimpaired	Presumed to Accept

8	Intercompany Interests	Unimpaired	Presumed to Accept

9	EveryWare Preferred Stock	Impaired	Deemed to Reject

10	EveryWare Common Stock	Impaired	Deemed to Reject

11	EveryWare Out-of-the-Money Equity Securities	Impaired	Deemed to Reject

12	Section 510(b) Claims	Impaired	Deemed to Reject

3.2	Treatment of Classes of Claims and Interests

Except to the extent that the Debtors and a holder of an Allowed Claim or Interest, as applicable, agree to a less favorable treatment, such holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Claim or Interest. Unless otherwise indicated, the holder of an Allowed Claim or Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

(a)	Class 1 — Secured Tax Claims

(1)	Classification: Class 1 consists of any Secured Tax Claims against any Debtor.

(2)	Treatment: Each holder of an Allowed Class 1 Claim shall receive, as applicable:

A.	if the Allowed Class 1 Claim is due and payable on or before the Effective Date, Cash in an amount equal to such Allowed Class 1 Claim; or

B.	if the Allowed Class 1 Claim is not due and payable on or before the Effective Date, Cash in an amount as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

(3)	Voting: Class 1 is Unimpaired. Holders of Allowed Class 1 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Plan.

(b)	Class 2 — Other Secured Claims

(1)	Classification: Class 2 consists of any Other Secured Claims against any Debtor.

(2)	Treatment: Each holder of an Allowed Class 2 Claim shall receive, as the Debtors or the Reorganized Debtors, as applicable, determine:

A.	payment in full in Cash of its Allowed Class 2 Claim;

B.	the collateral securing its Allowed Class 2 Claim; or

C.	such other treatment rendering its Allowed Class 2 Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(3)	Voting: Class 2 is Unimpaired. Holders of Allowed Class 2 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Class 2 Claims are not entitled to vote to accept or reject the Plan.

(c)	Class 3 — Other Priority Claims

(1)	Classification: Class 3 consists of any Other Priority Claims against any Debtor.

(2)	Treatment: Each holder of an Allowed Class 3 Claim shall receive Cash in an amount equal to such Allowed Class 3 Claim.

(3)	Voting: Class 3 is Unimpaired. Holders of Allowed Class 3 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Class 3 Claims are not entitled to vote to accept or reject the Plan.

(d)	Class 4 — ABL Facility Claims

(1)	Classification: Class 4 consists of any ABL Facility Claims.

(2)	Allowance: On the Effective Date, Class 4 Claims shall be Allowed in the aggregate principal amount of $[—], plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate in accordance with the ABL Loan Agreement.

(3)	Treatment: Each holder of an Allowed Class 4 Claim shall have its Allowed Class 4 Claim reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(4)	Voting: Class 4 is Unimpaired. Holders of Allowed Class 4 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Class 4 Claims are not entitled to vote to accept or reject the Plan.

(e)	Class 5 — Term Loan Facility Claims

(1)	Classification: Class 5 consists of all Term Loan Facility Claims.

(2)	Allowance: On the Effective Date, Class 5 Claims shall be Allowed in the aggregate principal amount of $[—], plus any accrued but unpaid interest thereon payable at the applicable non-default interest rate in accordance with the Term Loan Agreement.

(3)	Treatment: Each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of 96.0% of the New Common Stock.

(4)	Voting: Class 5 is Impaired. Holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

(f)	Class 6 — General Unsecured Claims

(1)	Classification: Class 6 consists of any General Unsecured Claims against any Debtor.

(2)	Treatment: Each holder of an Allowed Class 6 Claim shall receive Cash in an amount equal to such Allowed Class 6 Claim on the later of (A) the Effective Date or (B) in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Class 6 Claim.

(3)	Voting: Class 6 is Unimpaired. Holders of Allowed Class 6 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Class 6 Claims are not entitled to vote to accept or reject the Plan.

(g)	Class 7 — Intercompany Claims

(1)	Classification: Class 7 consists of any Intercompany Claims.

(2)	Treatment: Each holder of an Allowed Class 7 Claim shall have its Allowed Class 7 Claim left unaltered and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(3)	Voting: Class 7 is Unimpaired. Holders of Allowed Class 7 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Class 8 Claims are not entitled to vote to accept or reject the Plan.

(h)	Class 8 — Intercompany Interests

(1)	Classification: Class 8 consists of any Intercompany Interests.

(2)	Treatment: Each holder of an Allowed Class 8 Interest shall have its Allowed Class 8 Interest left unaltered and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(3)	Voting: Class 8 is Unimpaired. Holders of Allowed Class 8 Interests are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Class 8 Interests are not entitled to vote to accept or reject the Plan.

(i)	Class 9 — EveryWare Preferred Stock

(1)	Classification: Class 9 consists of any EveryWare Preferred Stock.

(2)	Treatment: Class 9 Interests will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and holders of Class 9 Interests will not receive any distribution on account of such Class 9 Interests. To the extent no Consenting Equity Holder objects to, delays, interferes with or otherwise impedes, directly or indirectly, the Restructuring (as defined in the Support Agreement) or the DIP Facility, holders of EveryWare Preferred Stock shall receive their Pro Rata share of 2.5% of the New Common Stock. If any Consenting Equity Holder objects to, delays, interferes with or otherwise impedes, directly or indirectly, the Restructuring (as defined in the Support Agreement) or the DIP Facility, holders of EveryWare Preferred Stock shall not receive any New Common Stock or releases under the Plan, and holders of Allowed Term Loan Claims in Class 5 shall receive 100% of the New Common Stock.

(3)	Voting: Class 9 is Impaired. Holders of Interests in Class 9 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

(j)	Class 10 — EveryWare Common Stock

(1)	Classification: Class 10 consists of any EveryWare Common Stock.

(2)	Treatment: Class 10 Interests will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and holders of Class 10 Interests will not receive any distribution on account of such Class 10 Interests. To the extent no Consenting Equity Holder objects to, delays, interferes with or otherwise impedes, directly or indirectly, the Restructuring (as defined in the Support Agreement) or the DIP Facility, holders of EveryWare Common Stock shall receive their Pro Rata share of 1.5% of the New Common Stock. If any Consenting Equity Holder objects to, delays, interferes with or otherwise impedes, directly or indirectly, the Restructuring (as defined in the Support Agreement) or the DIP Facility, holders of EveryWare Common Stock shall not receive any New Common Stock or releases under the Plan, and holders of Allowed Term Loan Claims in Class 5 shall receive 100% of the New Common Stock.

(3)	Voting: Class 10 is Impaired. Holders of Interests in Class 10 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

(k)	Class 11 — EveryWare Out-of-the-Money Equity Securities

(1)	Classification: Class 11 consists of any EveryWare Out-of-the-Money Equity Securities.

(2)	Treatment: Class 11 Interests will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and holders of Class 11 Interests will not receive any distribution on account of such Class 11 Interests.

(3)	Voting: Class 11 is Impaired. Holders of Interests in Class 11 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

(l)	Class 12 — Section 510(b) Claims

(1)	Classification: Class 12 consists of any Section 510(b) Claims against any Debtor.

(2)	Allowance: Notwithstanding anything to the contrary herein, a Class 12 Claim, if any such Claim exists, may only become Allowed by Final Order of the Bankruptcy Court. The Debtors are not aware of any asserted Class 12 Claim and believe that no Class 12 Claim exist.

(3)	Treatment: Allowed Class 12 Claims, if any, shall be discharged, canceled, released, and extinguished as of the Effective Date, and shall be of no further force or effect, and holders of Allowed Section 510(b) Claims shall not receive any distribution on account of such Allowed Section 510(b) Claims.

(4)	Voting: Class 12 is Impaired. Holders (if any) of Allowed Class 12 Claims are conclusively deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Holders (if any) of Allowed Class 12 Claims are not entitled to vote to accept or reject the Plan.

3.3	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

3.4	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

3.5	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court to deem the Plan accepted by the Holders of such Claims or Interests in such Class.

3.6	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors, with the consent of the Majority Consenting Lenders, reserve the right to modify the Plan in accordance with ARTICLE X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE IV

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

4.1	General Settlement of Claims and Interests

Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests.

4.2	New Common Stock

All existing Equity Interests in EveryWare Global shall be cancelled as of the Effective Date and New Holdco shall issue the New Common Stock to holders of Claims and Interests entitled to receive New Common Stock pursuant to the Plan. The issuance of New Common Stock, including any options for the purchase thereof and equity awards associated therewith, is authorized without the need for any further corporate action and without any further action by the Debtors or New Holdco, as applicable. New Holdco’s Governance Documents shall authorize the issuance and distribution on the Effective Date of New Common Stock to the Distribution Agent for the benefit of holders of Allowed Claims in Class 5 and, subject to Section 3.2(i)(2) and Section 3.2(j)(2) hereof, holders of EveryWare Preferred Stock and EveryWare Common Stock. All New Common Stock issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable and the holders of New Common Stock shall be deemed to have accepted the terms of the New Holdco Shareholders Agreement (in their capacity as shareholders of New Holdco) and to be parties thereto without further action or signature. The New Holdco Shareholders Agreement shall be adopted on the Effective Date and shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each holder of New Common Stock shall be bound thereby.

Notwithstanding anything to the contrary herein, solely with respect to the distribution of New Common Stock pursuant to Section 3.2(j)(2) hereof, the Debtors or Reorganized Debtors, as applicable, shall, in lieu of distributing New Common Stock pursuant to Section 3.2(j)(2) hereof, instead provide for a mechanism to distribute Cash to the holders of EveryWare Common Stock (either by distributing Cash directly or by issuing such New Common Stock to a trust and providing for liquidation of such shares and distribution of the proceeds thereof or some other mechanism), on such terms that are reasonably acceptable to the Majority Consenting Lenders as further described in a document contained in the Plan Supplement, unless, in the opinion of the Majority Consenting Lenders, the distribution of New Common Stock would, following the Effective Date, (a) still permit reorganized EveryWare Global to cease to file reports required by Section 13(a) of the Exchange Act in accordance with Rule 12g-4 under the Exchange Act, and (b) would not require reorganized EveryWare Global to be required to resume filing reports pursuant Section 13(a) of the Exchange Act following such cessation; provided, however, that, notwithstanding the foregoing, the MCP Funds, the Clinton Funds, and any Term Loan Lender that is a holder of EveryWare Common Stock shall in any event receive a distribution of New Common Stock directly rather than Cash as contemplated by this paragraph.

4.3	Exit Facility

If the Debtors exercise the Exit Conversion, on the Effective Date, the Debtors shall execute and deliver the Exit Facility Term Loan Agreement, which shall become effective and enforceable in accordance with its terms and the Plan. Confirmation of the Plan shall be deemed approval of the Exit Facility and the Exit Facility Documents, and all transactions contemplated thereby, including, without limitation, any supplemental or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute the Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facility. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be deemed to be approved, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. On and after the Effective Date, the Liens and security interests securing the Exit Facility shall be junior to the first priority Liens and security interests securing the ABL Facility only with respect to the ABL Priority Collateral, and the relative Lien, payment, and enforcement priorities of the Exit Facility and the ABL Facility shall be governed by the terms of an intercreditor agreement in form and substance satisfactory to the Debtors or the Reorganized Debtors, as applicable, the ABL Facility Agent, and the Exit Facility Agent (with the consent of Exit Facility Lenders holding, in the aggregate, more than 50% of the principal amount of the total outstanding loans under the Exit Facility as of such date).

4.4	Exemption from Registration Requirements

The offering, issuance, and distribution of any Securities, including New Common Stock, pursuant to the Plan will be exempt from the registration requirements of section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code or any other available exemption from registration under the Securities Act, as applicable. Pursuant to section 1145 of the Bankruptcy Code, New Common Stock issued under the Plan will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (b) the restrictions, if any, on the transferability of such Securities and instruments in the New Holdco Shareholders Agreement; and (c) any other applicable regulatory approval.

4.5	Subordination

The allowance, classification, and treatment of all Claims and Interests under the Plan shall conform to and be consistent with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and the Plan shall recognize and implement any such rights. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

4.6	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein, or in any agreement, instrument, or other document incorporated in the Plan (including, without limitation, the Exit Facility Documents, as applicable), on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

4.7	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided herein, all notes, instruments, Certificates, and other documents evidencing Claims or Interests shall be cancelled and the obligations of the Debtors or the Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any credit document or agreement that governs the rights of the holder of a Claim or Interest shall continue in effect solely for purposes of (a) allowing holders of Allowed Claims and Interests to receive distributions under the Plan and (b) allowing and preserving the rights of the Term Loan Agent and any Servicer, as applicable, to make distributions on account of Allowed Claims and Interests as provided herein.

4.8	Corporate Action

Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors, whether taken prior to or as of the Effective Date, shall be deemed authorized and approved in all respects without the need for any further corporate action and without any further action by the Debtors or the Reorganized Debtors, as applicable. Such actions may include: (a) the adoption and filing of the New Holdco Certificate of Incorporation (b) the adoption of the New Holdco Bylaws and New Holdco Shareholders Agreement; (b); the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the New Board; (c) the authorization, issuance, and distribution of New Common Stock; (d) the adoption or assumption, as applicable, of Executory Contracts or Unexpired Leases; and (e) the entry into the Exit Facility and the execution and delivery of the Exit Facility Documents, as applicable.

4.9	Charter, Bylaws, and New Holdco Shareholders Agreement

The Debtors’ respective certificates of incorporation and bylaws (and other formation and constituent documents relating to limited liability companies) shall be amended as may be required to be consistent with the provisions of the Plan, the Exit Facility Documents, as applicable, and the Bankruptcy Code, and such documents and agreements shall be consistent in all respects with, and shall otherwise contain, the terms and conditions set forth on the exhibits hereto. The New Holdco Governance Documents shall, among other things: (a) authorize the issuance of the New Common Stock; and (b) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting Equity Securities. After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of such documents.

4.10	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors and managers thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Exit Facility Documents, as applicable, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

4.11	Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the Exit Facility, as applicable; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

4.12	Directors and Officers

The members of the New Board and the officers, directors, and/or managers of each of the Reorganized Debtors will be identified in the Plan Supplement and the members of the board of directors of any subsidiary of the Reorganized Debtors shall be satisfactory to the Majority Consenting Lenders. The members of EveryWare Global’s board of directors are deemed to have resigned as of the Effective Date. On the Effective Date, the New Board will consist of five (5) members, one of whom will be New Holdco’s chief executive officer. The remaining four (4) directors of the New Board will be selected by the Majority Consenting Lenders in their sole discretion and thereafter shall be selected pursuant to the director election process set forth in the New Holdco Bylaws; provided however, that such bylaws shall not include any staggered board provisions. On the Effective Date, the existing officers of the Debtors shall serve in their current capacities for the Reorganized Debtors. From and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. In accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of the New Board and any Person proposed to serve as an officer of New Holdco shall be disclosed at or before the Confirmation Hearing.

In connection with the Transaction, the Debtors will secure tail liability coverage for the Debtors’ directors and officers effective as of the Effective Date that is consistent with the existing directors and officers liability coverage.

4.13	Incentive Plans and Employee and Retiree Benefits

Except as otherwise provided herein, on and after the Effective Date, subject to any Final Order and, without limiting any authority provided to the New Board under the Debtors’ respective certificates of incorporation, bylaws and other formation and constituent documents, the Reorganized Debtors shall: (a) amend, adopt, assume and/or honor in the ordinary course of business, any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date; and (b) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

4.14	Preservation of Rights of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

4.15	Restructuring Transactions

On the Effective Date, the Debtors, with the consent of the Majority Consenting Lenders, or the Reorganized Debtors, as applicable, may enter into the following transactions and take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided therein. The Restructuring Transactions may include one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions as may be determined by the Debtors, with the consent of the Majority Consenting Lenders, or the Reorganized Debtors, as applicable, to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1	Assumption of Executory Contracts and Unexpired Leases

Each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments.

Except as otherwise provided herein or agreed to by the Debtors, the Majority Consenting Lenders, and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

5.2	Indemnification

On and as of the Effective Date, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of the Plan, and the Reorganized Debtors’ governance documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, employees, or agents to the fullest extent permitted by law and at least to the same extent as the organizational documents of each of the respective Debtors on the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and none of the Reorganized Debtors will amend and/or restate their respective governance documents before or after the Effective Date to terminate or adversely affect any of the Reorganized Debtors’ obligations to provide such indemnification rights or such directors’, officers’, employees’, or agents’ indemnification rights.

5.3	Cure of Defaults and Objections to Cure and Assumption

The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, on the Effective Date or as soon as practicable thereafter. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be filed with the Solicitation Agent on or before 30 days after the Effective Date. Any such request that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure; provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be filed with the Bankruptcy Court on or before 30 days after the Effective Date. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ or Reorganized Debtors’, as applicable, first scheduled omnibus hearing for which such objection is timely filed. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is a dispute regarding Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

5.4	Contracts, Intercompany Contracts, and Leases Entered Into After the Petition Date

Contracts, Intercompany Contracts, and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

5.5	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1	Distributions on Account of Claims and Interests Allowed as of the Effective Date

(a)	Delivery of Distributions in General

Except as otherwise provided herein, a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the holder of the applicable Claim or Interest, on the first Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims and Interests Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims and Interests; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (2) Allowed Priority Tax Claims and Allowed Secured Tax Claims shall be paid in accordance with Sections 2.3 and 3.2(a)(2), respectively. To the extent any Allowed Priority Tax Claim or Allowed Secured Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. A Distribution Date shall occur no less frequently than once in every 30 day period after the Effective Date, as necessary, in the Reorganized Debtors’ sole discretion.

6.2	Special Rules for Distributions to Holders of Disputed Claims and Interests

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until all such disputes in connection with such Disputed Claim or Interest have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim or Interest and a Disputed Claim or Interest shall not receive any distribution on the Allowed Claim or Interest unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order or the Claims or Interests have been Allowed or expunged. Any dividends or other distributions arising from property distributed to holders of Allowed Claims or Interests, as applicable, in a Class and paid to such holders under the Plan shall also be paid, in the applicable amounts, to any holder of a Disputed Claim or Interest, as applicable, in such Class that becomes an Allowed Claim or Interest after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims or Interests in such Class.

6.3	Delivery of Distributions

(a)	Record Date for Distributions

On the Effective Date, the Claims Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record holders, if any, listed on the Claims Register as of the close of business on the Effective Date. Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly traded Certificate, is transferred and the Debtors have been notified in writing of such transfer less than 10 days before the Effective Date, the Distribution Agent shall make distributions to the transferee (rather than the transferor) only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

(b)	Distribution Process

The Distribution Agent shall make all distributions required under the Plan, except that distributions to holders of Allowed Claims or Interests governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement. Except as otherwise provided herein, and notwithstanding any authority to the contrary, distributions to holders of Allowed Claims and Interests, including Claims and Interests that become Allowed after the Effective Date, shall be made to holders of record as of the Effective Date by the Distribution Agent or a Servicer, as appropriate: (1) to the address of such holder as set forth in the books and records of the applicable Debtor (or if the Debtors have been notified in writing, on or before the date that is 10 days before the Effective Date, of a change of address, to the changed address); (2) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, if no address exists in the Debtors books and records, no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address on or before the date that is 10 days before the Effective Date; or (3) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf. Notwithstanding anything to the contrary in the Plan, including this Section 6.3, distributions under the Plan to holders of Term Loan Facility Claims shall be made to, or to Entities at the direction of, the Term Loan Agent in accordance with the terms of the Plan and the Term Loan Agreement. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

(c)	Accrual of Dividends and Other Rights

For purposes of determining the accrual of distributions or other rights after the Effective Date, the New Holdco Interests shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed; provided, however, the Reorganized Debtors shall not pay any such distributions or distribute such other rights, if any, until after distributions of the New Holdco Interests actually take place.

(d)	Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

(e)	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

(f)	Fractional, Undeliverable, and Unclaimed Distributions

(1)	Fractional Distributions. Whenever any distribution of fractional shares of New Common Stock would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding of such fraction to the nearest share (up or down), with half shares or less being rounded down. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

(2)	Undeliverable Distributions. If any distribution to a holder of an Allowed Claim or Interest is returned to the Distribution Agent as undeliverable, no further distributions shall be made to such holder unless and until the Distribution Agent is notified in writing of such holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such holder on the next Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is cancelled pursuant to Section 6.3(f)(3), and shall not be supplemented with any interest, dividends, or other accruals of any kind.

(3)	Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor and, to the extent such Unclaimed Distribution is New Common Stock, shall be deemed cancelled. Upon such revesting, the Claim or Interest of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

(g)	Surrender of Cancelled Instruments or Securities

On the Effective Date or as soon as practicable thereafter, each holder of a Certificate shall surrender such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim or Interest is governed by an agreement and administered by a Servicer). Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. No distribution of property pursuant to the Plan shall be made to or on behalf of any such holder unless and until such Certificate is received by the Distribution Agent, unless the Distribution Agent determines otherwise in its sole discretion or as otherwise set forth herein, or the Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Distribution Agent or the Servicer pursuant to the provisions of Section 6.3(h). Any holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Distribution Agent or the Servicer prior to the first anniversary of the Effective Date shall have its Claim or Interest discharged with no further action, be forever barred from asserting any such Claim or Interest against the relevant Reorganized Debtor or its property, be deemed to have forfeited all rights, and Claims and Interests with respect to such Certificate, and not participate in any distribution under the Plan; furthermore, all property with respect to such forfeited distributions, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors, notwithstanding any federal or state escheat, abandoned, or unclaimed property law to the contrary. Notwithstanding the foregoing paragraph, this Section 6.3(g) shall not apply to any Claims and Interests reinstated pursuant to the terms of the Plan.

(h)	Lost, Stolen, Mutilated, or Destroyed Securities

Any holder of an Allowed Claim or Interest evidenced by a Certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent or Servicer, if applicable, an affidavit of loss acceptable to the Distribution Agent or Servicer setting forth the unavailability of the Certificate and such additional indemnity as may be required reasonably by the Distribution Agent or Servicer to hold the Distribution Agent or Servicer harmless from any damages, liabilities, or costs incurred in treating such holder as a holder of an Allowed Claim or Interest. Upon compliance with this procedure by a holder of an Allowed Claim or Interest evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.

6.4	Claims Paid or Payable by Third Parties

(a)	Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall repay, return or deliver any distribution held by or transferred to the holder to the applicable Reorganized Debtor to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

(b)	Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)	Applicability of Insurance Policies

Except as otherwise provided herein, distributions to holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

6.5	Setoffs

Except with respect to the Term Loan Facility Claims, ABL Facility Claims, DIP Facility Claims, or as otherwise expressly provided for herein, each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder. In no event shall any holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor, as applicable, unless such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

6.6	Allocation Between Principal and Accrued Interest

Except as otherwise provided herein, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Effective Date.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

7.1	Disputed Claims Process

Except as otherwise provided herein, if a party files a Proof of Claim and the Debtors or the Reorganized Debtors, as applicable, do not determine, and without the need for notice to or action, order, or approval of the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this ARTICLE VII. Except as otherwise provided herein, all Proofs of Claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

7.2	Prosecution of Objections to Claims and Interests

Except insofar as a Claim or Interest is Allowed under the Plan, the Debtors, the Reorganized Debtors, or any other party in interest shall be entitled to object to the Claim or Interest. Any objections to Claims and Interests shall be served and filed on or before the 120th day after the Effective Date or by such later date as ordered by the Bankruptcy Court. All Claims and Interests not objected to by the end of such 120-day period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Section 4.14.

7.3	No Interest

Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

7.4	Disallowance of Claims and Interests

All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

ARTICLE VIII

EFFECT OF CONFIRMATION OF THE PLAN

8.1	Discharge of Claims and Termination of Interests

Except as otherwise provided for herein and effective as of the Effective Date: (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property, or Estates; (b) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

8.2	Releases by the Debtors

Notwithstanding anything contained in the Plan to the contrary, on the Confirmation Date and effective as of the Effective Date, for the good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, including: (1) the settlement, release, and compromise of debt, Causes of Action, Claims, and Interests, (2) the services of the Debtors’ present and former officers, directors, managers, and advisors in facilitating the implementation of the restructuring contemplated herein, and (3) the good faith negotiation of, and participation in, the restructuring contemplated herein, each of the Debtors, the Reorganized Debtors, and the Estates conclusively, absolutely, unconditionally, irrevocably, and forever discharge and release and shall be deemed to have provided a full discharge and release to each Released Party (and each such Released Party so released shall be deemed fully released and discharged by the Debtors, the Reorganized Debtors, and the Estates) and their respective property from any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted or which could be asserted on behalf of the Debtors and/or the Reorganized Debtors, whether known or unknown, foreseen or unforeseen, existing or arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Transaction, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, any payments, distributions, or dividends any Debtor or Affiliate paid to or received from any Released Party, fraudulent or preferential transfer or conveyance, tort, contract, breach of fiduciary duty, violation of state or federal laws, including securities laws, negligence, gross negligence, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Support Agreement, the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents; provided, however, that the foregoing “Debtor Release” shall not operate to waive or release any Claims, obligations, debts, rights, suits, damages remedies, Causes of Action, and liabilities in respect of any Released Party solely to the extent arising under the Support Agreement, the Plan, or any agreements entered into pursuant to the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

8.3	Releases by Holders of Claims and Interests

Notwithstanding anything contained in the Plan to the contrary, on the Confirmation Date and effective as of the Effective Date, the Releasing Parties (regardless of whether a Releasing Party is a Released Party) conclusively, absolutely, unconditionally, irrevocably, and forever discharge and release (and each Entity so discharged and released shall be deemed discharged and released by the Releasing Parties) the Released Parties and their respective property from any and all Claims, Interests, obligations, debts, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted or which could be asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Transaction, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, any payments, distributions, or dividends any Debtor or Affiliate paid to or received from any Released Party, fraudulent or preferential transfer or conveyance, tort, contract, breach of fiduciary duty, violation of state or federal laws, including securities laws, negligence, gross negligence, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Support Agreement, the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents; provided, however, that the foregoing “Third-Party Release” shall not operate to waive or release any Claims, obligations, debts, rights, suits, damages, remedies, Causes of Action, and liabilities in respect of any Released Party, solely to the extent (1) arising under any agreements entered into pursuant to the Plan, or (2) with respect to Claims by Professionals related to Professionals’ final fee applications or accrued Professional compensation claims in the Chapter 11 Cases.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the

Third-Party Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by the Third-Party Release; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

8.4	Exculpation

Notwithstanding anything contained herein to the contrary, the Exculpated Parties shall neither have, nor incur any liability to any Entity for any prepetition or postpetition act taken or omitted to be taken in connection with, or related to formulating, negotiating, soliciting, preparing, disseminating, confirming, or implementing the Plan, or consummating the Plan, the Support Agreement, the Disclosure Statement, the Plan Supplement, the New Holdco Governance Documents, the Exit Facility Documents, the Transaction, the issuance, distribution, and/or sale of any shares of New Common Stock or any other security offered, issued, or distributed in connection with the Plan, the Chapter 11 Cases, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her, or its duties pursuant to, or in connection with, the Plan or any other related document, instrument, or agreement; provided, further, that the foregoing “Exculpation” shall have no effect on the liability of any Entity solely to the extent resulting from any such act or omission that is determined in a final order to have constituted gross negligence or willful misconduct; provided, further, that the foregoing “Exculpation” shall have no effect on the liability of any Entity for acts or omissions occurring after the Confirmation Date.

8.5	Injunction

Except as otherwise provided herein or for obligations issued pursuant hereto, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Section 8.2 or Section 8.3, discharged pursuant to Section 8.1, or are subject to exculpation pursuant to Section 8.4 are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, exculpated, or settled pursuant to the Plan.

8.6	Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

8.7	Recoupment

In no event shall any holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

8.8	Release of Liens

Except (a) with respect to the Liens securing (i) the DIP Facility to the extent set forth in the Exit Facility Documents, (ii) the ABL Facility to the extent set forth herein, and (iii) the Secured Tax Claims or Other Secured Claims (depending on the treatment of such Claims), or (b) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

8.9	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as noncontingent, or (b) the relevant holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

ARTICLE IX

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

9.1	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Section 9.2:

(a) the Confirmation Order shall not have been stayed, modified, or vacated on appeal;

(b) if the Debtors exercise the Exit Conversion, all respective conditions precedent to consummation of the Exit Facility Credit Agreement shall have been waived or satisfied in accordance with the terms thereof;

(c) the Professional Fee Escrow Account shall have been established and funded with the Professional Fee Amount;

(d) payment in full in Cash of all reasonable and documented fees and expenses of the Consenting Term Lenders incurred by the following advisors to the Consenting Term Lenders in connection with the Transaction: (i) Milbank, Tweed, Hadley & McCloy LLP; (ii) Houlihan Lokey Capital, Inc. as set forth in that certain letter agreement, dated as of [—], and (iii) Morris, Nichols, Arsht & Tunnell LLP; and

(e) with respect to all documents and agreements necessary to implement the Plan: (1) all conditions precedent to such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements; (2) such documents and agreements shall have been tendered for delivery to the required parties and been approved by any required parties and, to the extent required, filed with and approved by any applicable Governmental Units in accordance with applicable laws; and (3) such documents and agreements shall have been effected or executed.

9.2	Waiver of Conditions Precedent

The Debtors, with the prior written consent of the Majority Consenting Lenders, may waive any of the conditions to the Effective Date set forth in Section 9.1 at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

9.3	Effect of Non-Occurrence of Conditions to Consummation

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE X

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

10.1	Modification of Plan

Effective as of the date hereof: (a) the Debtors, with the consent of the Majority Consenting Lenders, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order consistent with the terms set forth herein; and (b) after the entry of the Confirmation Order, the Debtors, with the consent of the Majority Consenting Lenders, or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein.

10.2	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

10.3	Revocation or Withdrawal of Plan

The Debtors, subject to and in accordance with the Support Agreement, reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4. ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7. enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10. hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or an Interest for amounts not timely repaid pursuant to Section 6.4(a); (b) with respect to the releases, injunctions, and other provisions contained in ARTICLE VIII, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

11. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

13. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

14. enter an order or Final Decree concluding or closing the Chapter 11 Cases;

15. enforce all orders previously entered by the Bankruptcy Court; and

16. hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1	Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

12.2	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

12.3	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

12.4	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

12.5	Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Reorganized Debtors	EveryWare Global, Inc.
519 North Pierce Avenue
Lancaster, Ohio 43130
	Attn:	Erika Schoenberger

Counsel to Debtors	[LOCAL COUNSEL]
[ADDRESS]
[CITY], [STATE] [ZIP CODE]
	Attn.:	[ATTORNEY]
[ATTORNEY]
[ATTORNEY]

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
	Attn.:	Patrick J. Nash, Jr., P.C.
Ross M. Kwasteniet

United States Trustee	Office of the United States Trustee
for the District of Delaware
844 King Street, Suite 2207, Lockbox 35
Wilmington, Delaware 19810
	Attn.:	[ ]

12.6	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

12.7	Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.8	Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from [—] or the Bankruptcy Court’s website at www.deb.uscourts.gov. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.

12.9	Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ and the Majority Term Lenders’ consent, consistent with the terms set forth herein; and (c) nonseverable and mutually dependent.

[Remainder of page intentionally left blank.]

Dated: [—], 2015	EVERYWARE GLOBAL, INC. on behalf of itself and all other Debtors

[NAME]
[TITLE]
519 North Pierce Avenue
Lancaster, Ohio 43130

Exhibit C

to the Restructuring Support Agreement

DIP TERM SHEET

EVERYWARE GLOBAL, INC.

TERM SHEET FOR PROPOSED DEBTOR-IN-POSSESSION FINANCING

In the event that EveryWare Global, Inc. and certain of its direct and indirect subsidiaries determine to file a petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) for the purpose of effectuating a restructuring, the following describes the terms of a debtor-in-possession financing (“DIP Facility”) to be used to fund working capital during the pendency of the Chapter 11 Cases (“Chapter 11 Cases”).

The terms and conditions for the extension of credit described herein are dependent upon, among other things, authorization and approval by the Bankruptcy Court (as defined below) and compliance with the terms and conditions contained in the RSA (as defined below). The terms and conditions with respect to such commitments are mutually dependent on each other and the DIP Lenders shall not be obligated to extend credit unless agreement with the Obligors (as defined below) and approval by the Bankruptcy Court is obtained with respect to such terms and conditions as a whole.

Parties	Debtors: EveryWare Global, Inc. (the “Company”), Anchor Hocking LLC (“Anchor”) and Oneida Ltd. (“Oneida”, and together with Anchor, the “Borrowers”) as debtors-in-possession in the case pending under Chapter 11 of the Bankruptcy Code (collectively, the “Debtors”), in jointly administered Chapter 11 Cases in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The date the Chapter 11 Case is commenced, which is expected to occur on or about April 7, 2015 is referred to herein as the “Petition Date.”

Guarantors: All obligations under the DIP Facilities (defined below) and the other DIP Loan Documents (defined below) will be unconditionally guaranteed (the “Guarantee”) jointly and severally by (a) each Debtor (with respect to the obligations of the other Debtors), (b) Universal TableTop, Inc. (“Holdings”) and (c) each wholly-owned domestic subsidiary of the Borrowers that is a “Guarantor” under and as defined in the Prepetition Term Loan Agreement (the “Guarantors”). The Guarantors shall be debtors-in-possession under Chapter 11 of the United States Bankruptcy Code.

The Debtors and the Guarantors are collectively herein referred to as the “Obligors”.

DIP Lenders: Certain of the Prepetition Term Lenders (as defined below).

Participation in the DIP Facility will be offered to each Prepetition Term Lender in the amount of a pro-rata share in proportion to the amount of each Prepetition Term Lender’s outstanding commitments under the Prepetition Term Loan Agreement; provided that the “Backstop Lenders” identified as such on Annex I hereof (the “Backstop Lenders”) shall backstop the full aggregate amount of the DIP Facility by providing the commitments under the DIP Facility not assumed by the other Prepetition Term Lenders. Prepetition Term Lenders wishing to participate will be required to execute the credit agreement governing the DIP Facility by no later than one (1) business day after the Petition Date and become parties to that certain restructuring support agreement, dated as of March 31, 2015 (“RSA”), by and among the Debtors, certain of the Prepetition Term Lenders (as defined below) and the other parties thereto.

DIP Agent: Wilmington Trust, National Association (the “DIP Agent”) shall act as administrative agent for the DIP Lenders under the DIP Facility.

Existing Debt Arrangements/Prepetition Facility	Prepetition Facilities: The Borrowers are party to:

(i) that certain Term Loan Agreement, dated as of May 21, 2013 (as amended and supplemented from time to time, the “Prepetition Term Loan Agreement”) among the Borrowers, Holdings, Deutsche Bank AG New York Branch, as administrative agent (the “Prepetition Term Agent”), and the lenders party thereto from time to time (the “Prepetition Term Lenders”) (in each case as amended, supplemented or otherwise modified prior to the date hereof, and including all exhibits and other ancillary documentation in respect thereof, the “Prepetition Term Facility”, and all instruments and documents executed at any time in connection with the Prepetition Term Facility, shall be referred to collectively as the “Prepetition Term Loan Documents”);

(ii) that certain Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended and supplemented from time to time, the “Prepetition ABL Agreement”), among the Borrowers, Holdings, each subsidiary of Holdings party thereto as a guarantor, Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Prepetition ABL Agent”), and the lenders party thereto from time to time (the “Prepetition ABL Lenders”) (in each case as amended, supplemented or otherwise modified prior to the date hereof, and including all exhibits and other ancillary documentation in respect thereof, the “Prepetition ABL Facility”, and all instruments and documents executed at any time in connection with the Prepetition ABL Facility, shall be referred to collectively as the “Prepetition ABL Documents”); and

(iii) that certain Intercreditor Agreement, dated as of May 21, 2013, among the Prepetition ABL Agent and the Prepetition Term Agent.

The “Prepetition Loan Agreements” shall collectively refer to the Prepetition Term Loan Agreement and the Prepetition ABL Agreement.

The “Prepetition Facilities” shall collectively refer to the Prepetition Term Facility and Prepetition ABL Facility. A “Prepetition Facility” shall refer to any of the Prepetition Term Facility or the Prepetition ABL Facility.

The “Prepetition Loan Documents” shall collectively refer to the Prepetition Term Loan Documents and Prepetition ABL Documents.

DIP Facility/ Use of Proceeds	DIP Facility: The DIP Facility and all instruments and documents executed at any time in connection therewith, shall be referred to collectively as the “DIP Loan Documents.”

The DIP Facility shall be comprised of a super-priority, priming term loan in an aggregate principal amount of up to $40.0 million (the “DIP Term Loan”). Amounts paid or prepaid under the DIP Term Loan may not be reborrowed.

New Money DIP Loans: Subject to the terms and conditions herein, the proceeds of the DIP Facility (including the Interim Facility (as defined below)) will be used in accordance with the

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terms of the Budget (based on aggregate funding needs, with flexibility to account for variances (with a cushion to be agreed)), including, without limitation: (i) to pay (a) all amounts due to DIP Lenders and the DIP Agent as provided under the DIP Facility and (b) all professional fees and expenses (including legal, financial advisor, appraisal and valuation-related fees and expenses) incurred by DIP Lenders and the DIP Agent, including those incurred in connection with the preparation, negotiation, documentation and court approval of the DIP Facility and (ii) to provide working capital, and for other general corporate purposes of the Debtors and their subsidiaries, and to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court.

Use of Proceeds: No portion of the Company’s cash collateral and other cash (collectively, the “Cash Collateral”), the DIP Facility, the Collateral (as defined below) or the “Carve-Out” (as defined below) may be used:

	(a)	for any purpose that is prohibited under the Bankruptcy Code or the Interim Order and the Final Order;

	(b)	to finance in any way: (i) any adversary action, suit, arbitration, proceeding, application, motion, contested matter or other litigation of any type adverse to the interests of any or all of the DIP Agent, the DIP Lenders, the Prepetition Term Agent or the Prepetition Term Lenders or their respective rights and remedies under the DIP Loan Documents, the Interim Order, the Final Order or the Prepetition Term Loan Documents or (ii) any other action which with the giving of notice or passing of time would result in an Event of Default under the DIP Loan Documents;

	(c)	for the payment of fees, expenses, interest or principal under the Prepetition Loan Documents (other than permitted adequate protection payments); and

	(d)	to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of the DIP Agent acting at the direction of the Required DIP Lenders.

Availability and Funding into Collateral Account:	Interim Facility: During the period commencing on the date (the “Interim Order Entry Date”) of the Bankruptcy Court’s entry of an interim order (“Interim Order”) approving the DIP Facility but prior to the entry of a final order (“Final Order”) approving the DIP Facility or such earlier date upon the occurrence of a maturity event (such period, the “Interim Period”), the maximum amount available to be drawn under the DIP Facility shall be limited to an amount to be agreed (the “Interim Facility”), subject to compliance with the terms, conditions and covenants described in the DIP Loan Documents and in accordance with the Budget. The DIP Term Loans made under the Interim Facility will be due and payable on the date that is 30 days after the entry of the Interim Order or such earlier date upon the occurrence of a maturity event (the “Interim Facility Maturity Date”) unless a Final Order approving the DIP Facility in form and substance satisfactory to the Required DIP Lenders in their sole discretion shall have been entered by the Bankruptcy Court on or before such date.

Full Availability: Upon the Bankruptcy Court’s entry of the Final Order (the “Final Order Entry Date”), the full amount remaining of the DIP Term Loan commitments shall be available to the Borrowers, subject to compliance with the terms, conditions and covenants described herein and in the DIP Loan Documents (the “Full Availability”).

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Funding into Collateral Account: The proceeds of the DIP Term Loans (following the Interim Order Entry Date and the Final Order Entry Date) drawn under the DIP Facility shall be funded into a blocked controlled segregated deposit account at the DIP Agent (the “Collateral Account”) and from which the Borrower may draw, subject to the terms described herein and in the DIP Loan Documents, including without limitation that each such draw shall be in accordance with the Budget (subject to variances and test periods to be agreed). The Collateral Account at all times shall be subject to a first priority security interest in favor of the DIP Agent for the benefit of the DIP Lenders. The DIP Agent shall have the right to deduct from and pay interest, fees and expenses of the DIP Term Loans from the proceeds in the Collateral Account.

Upon the Maturity Date (as defined below) all proceeds remaining in the Collateral Account (after the payment of fees and expenses) shall be immediately applied by the DIP Agent to repay the DIP Term Loan on a pro rata basis.

Budget	Initial Budget; Budget: The 13-week budget (“Initial Budget”) of the Obligors, broken down by week, which includes the anticipated uses of the DIP Facility for such period (a “13-week Projection”), and thereafter, at the end of each two-week period, an updated 13-week Projection for the subsequent 13-week period (which in each case the information for such incremental two-week period and material changes from the prior 13-week Projection with respect to any of the same periods covered in such subsequent 13-week Projection (other than items carried forward) must be satisfactory to the Required DIP Lenders in their sole discretion).

Priority and Liens/ Ranking/ Security/ Collateral[1]	Collateral. “Collateral” shall mean any and all assets of the Obligors, unless otherwise agreed by the Required DIP Lenders.

Priority/Collateral.[2] All obligations of the Obligors to the DIP Lenders and the DIP Agent under the DIP Loan Documents, including all loans made under the DIP Facility, shall, subject to the Carve-Out (as defined below), at all times:

	(a)	pursuant to Bankruptcy Code Section 364(c)(1), and together with all obligations of the Obligors to the Prepetition ABL Lenders and Prepetition ABL Agent, be entitled to joint and several superpriority administrative expense claim status in the Chapter 11 Cases (“DIP Superpriority Claims”), which DIP Superpriority Claims in respect of the DIP Facility and the Prepetition ABL Facility shall rank pari passu with each other and superior to all other claims;

	(b)	pursuant to Bankruptcy Code Section 364(c)(2), have a first priority lien on all unencumbered assets of the Obligors (now or hereafter acquired and all proceeds thereof);

	(c)	pursuant to Bankruptcy Section 364(c)(2), have a first priority lien on cash in the Collateral Account (and all proceeds thereof);

	(d)	pursuant to Bankruptcy Code Section 364(c)(3), have a junior lien on all assets of the Obligors encumbered by a first priority lien under Prepetition ABL Facility (now or hereafter acquired and all proceeds thereof) (the “Prepetition ABL Collateral”); provided that such junior lien on the Prepetition ABL Collateral shall be senior to any other lien on the Prepetition ABL Collateral securing any other indebtedness of the Obligors; and

	(e)	pursuant to Bankruptcy Code Section 364(d), have a first priority priming lien on all assets of the Obligors encumbered by a first priority lien under Prepetition Term Facility not otherwise described in clauses (a) through (d) above (now or hereafter acquired and all proceeds thereof) that were subject to a lien as of the Petition Date.

[1]	DIP Facility to have first priority lien over cash proceeds of DIP Facility and proceeds thereof.
[2]	Priority/Collateral subject to review by restructuring counsel.

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It is understood and agreed that the priming liens described herein shall prime all of the liens securing the Prepetition Term Facility, but that the liens so created as described in clauses (b), (d), and (e) above shall be subject to “Permitted Liens”[3] (as such term is defined under the Prepetition Term Facility) as of the Petition Date.

The liens to be granted by the Bankruptcy Court shall cover all property of the Obligors (now or hereafter acquired and all proceeds thereof), including property or assets that do not secure the Prepetition Facilities, except until entry of the Final Order, claims and causes of action under Sections 502(d), 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code (the “Avoidance Actions”), and as otherwise agreed to by the Required DIP Lenders in its sole discretion.

As used in the Interim Order and the Final Order, the “Carve Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $50,000 incurred by a trustee under Section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to Sections 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) at any time before or on the first business day following delivery by the DIP Agent of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Debtor Professionals in an aggregate amount not to exceed $750,000 incurred after the first business day following delivery by the DIP Agent of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP Agent to the Debtors, their lead restructuring counsel, and the U.S. Trustee, which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the DIP Obligations under the DIP Facility, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

All of the liens described herein with respect to the assets of the Obligors shall be effective and perfected as of the Interim Order Entry Date and without the necessity of the execution or filing of mortgages, security agreements, pledge agreements, financing statements or other agreements.

Except to the extent expressly set forth in this Term Sheet, the Interim Order and the Final Order shall contain provisions prohibiting the Debtors from incurring any indebtedness which (x) ranks pari passu with or senior to the loans under the DIP Facilities or (y) benefits from a first priority lien under Section 364 of the Bankruptcy Code.

[3]	Subject to ongoing review.

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Adequate Protection	The Prepetition Term Agent under the Prepetition Term Facility for the benefit of itself, the Prepetition Term Lenders and the holders of all other secured obligations thereunder (the “Prepetition Primed Obligations”), shall be granted the following protection (collectively, the “Prepetition Lender Protection”), pursuant to Sections 361, 507, 363(e) and 364(d)(1) of the Bankruptcy Code or otherwise, of its pre-petition security interests for the consent of such Prepetition Term Lenders to the priming effectuated by the DIP Facility, consent to the use of its collateral (including Cash Collateral), consent to the transaction contemplated by the DIP Facility, and for the diminution in the value (each such diminution, a “Diminution in Value”) of the pre-petition security interests of such party, whether or not such Diminution in Value results from the sale, lease or use by the Obligors of the collateral securing the Prepetition Primed Obligations (including, without limitation, Cash Collateral), the priming of the pre-petition security interests of such lender or the stay of enforcement of any pre-petition security interest arising from Section 362 of the Bankruptcy Code, or otherwise:

	(a)	Adequate Protection Lien. The Prepetition Term Agent under the Prepetition Term Facility, on behalf of itself and the applicable secured creditors and holders shall be granted for their benefit and the benefit of the applicable secured creditors, effective and perfected as of the Interim Order Entry Date and without the necessity of the execution or filing of mortgages, security agreements, pledge agreements, financing statements or other agreements, a security interest in and lien on all assets of the Obligors (together, the “Adequate Protection Liens”), subject and subordinate only to (x) the Carve-Out, (y) the liens securing the DIP Facilities and (z) the first liens securing the Prepetition ABL Facility with respect to the Prepetition ABL Collateral; provided that the Adequate Protection Liens shall only encumber the Avoidance Actions upon entry of the Final Order.

	(b)	Super-Priority Claim. The Prepetition Term Agent under the Prepetition Term Facility, on behalf of itself and the applicable secured creditors and holders, shall be granted, subject to the payment of the Carve-Out, a superpriority administrative expense claim junior only to the claims under Section 364(c)(1) of the Bankruptcy Code held by the DIP Agent; provided that the Prepetition Term Agent, Prepetition Term Lenders and secured creditors and holders under the Prepetition Term Facility shall not receive or retain any payments, property or other amounts in respect of such superpriority claims unless and until the obligations under the DIP Facility have indefeasibly been paid in cash in full.

	(c)	Fees and Expenses. Current cash payments shall be made to (i) the agents under the Prepetition Term Facility (for the benefit of the Prepetition Term Lenders thereunder) of all professional fees and expenses payable to the Prepetition Term Agent, including, but not limited to, the fees and disbursements of White & Case LLP, in connection with the Prepetition Term Agent in its role as agent and its administration of the Prepetition Term Loan Documents, (ii) Milbank, Tweed, Hadley & McCloy LLP, as counsel to the ad hoc committee of Prepetition Term Lenders, of all professional fees and expenses, (iii) each local counsel of the Prepetition Term Agent and the ad hoc committee of Prepetition Term Lenders and (iv) Houlihan Lokey, in connection with its role as financial advisor to the ad hoc committee of Prepetition Term Lenders, in each case promptly upon receipt of summary form invoices which may be redacted for privileged information.

	(d)	Financial Reporting. The Obligors shall continue to provide the Prepetition Term Agent under the Prepetition Term Facility and Houlihan Lokey with financial and other reporting in compliance with the Prepetition Term Facility and any reporting described herein, and any reports provided to the Prepetition ABL Agent or the Prepetition ABL Lenders.

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As additional adequate protection, the Prepetition Term Agent, on behalf of itself and the Prepetition Term Lenders under the Prepetition Term Facility, are hereby granted the following:

(a) Interest. All obligations, including accrued but unpaid interest, under the Prepetition Term Facility owing by the Debtors thereunder and other fees owing by the Debtors thereunder shall continue to accrue interest (including interest on interest) at the default rate applicable on the Petition Date under the Prepetition Term Facility, but shall not be payable in cash.

All intercompany liens of the Debtors and other Obligors, if any (other than any liens securing the Prepetition ABL Facility), will be contractually subordinated to the DIP Facilities and to the Adequate Protection on terms satisfactory to the DIP Lenders and consistent with the subordination terms set forth above.

Adequate Protection for Prepetition ABL Facility to be agreed by Required Lenders and the Borrowers.

Closing Date	The date on or about the Interim Order Entry Date on which the specified portion of the commitment is made available for borrowings under the DIP Facility (the “Closing Date”), subject to satisfaction (or waiver by the Required DIP Lenders) of the applicable conditions precedent set forth herein and in any definitive documentation for the DIP Facility.

Maturity	Borrowings shall be repaid in full, and the commitment shall terminate, subject to the occurrence of the Exit Conversion referred to below, on the earliest to occur (the “Maturity Date”) of, among other things, (i) on the 75th day after the Petition Date, (ii) the earlier of the maturity date or the acceleration of the loans under the Prepetition ABL Facility, (iii) the earlier of the effective date and the date of the substantial consummation (as defined in Section 1102(2) of the Bankruptcy Code) of a plan of reorganization (“Plan of Reorganization”) in the Chapter 11 Cases that has been confirmed by an order of the Bankruptcy Court, (iv) the date the Bankruptcy Court orders the conversion of the bankruptcy case of any of the Obligor to a Chapter 7 liquidation, (v) the acceleration of the loans or termination of the commitments under the DIP Facility, including, without limitation, as a result of the occurrence of an Event of Default, (vi) the date that is 30 days after the Interim Order Entry Date if the Final Order Entry Date shall not have occurred by such date and (vi) other customary maturity events.

Any confirmation order entered in the Chapter 11 Cases shall not discharge or otherwise affect in any way any of the joint and several obligations of the Company or the other Obligors to the DIP Agent or the DIP Lenders under the DIP Facilities and the DIP Loan Documents, other than after the payment in full and in cash, to the DIP Lenders of all obligations under the DIP Facility and the DIP Loan Documents on or before the effective date of a Plan of Reorganization and the termination of the commitments.

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Exit Conversion	Upon the consummation of the Plan of Reorganization, the Borrowers may exercise an option to convert such DIP Term Loans into exit financing loans (the “Exit Conversion”) of the reorganized Borrowers upon the terms and conditions set forth on Annex III.

If the Borrower elects not to exercise the Exit Conversion, the DIP Lenders shall have the right of first refusal with respect to any new term loan facility financing.

Interest Rate/Default Interest Rate/Fees	The interest rate, default rate and fees are appended as Annex II hereto.

Conditions to DIP Closing	Conditions to Interim Facility

	1.	Interim Order/Bankruptcy Matters.

		(a)	The Chapter 11 Cases shall have been commenced in the Bankruptcy Court for the District of Delaware and all of the “first day orders” and all related pleadings to be entered at the time of commencement of the Chapter 11 Cases or shortly thereafter shall have been reviewed in advance by the Required DIP Lenders and shall be in form and substance acceptable to the Required DIP Lenders.

		(b)	The Bankruptcy Court shall have entered an Interim Order as to the DIP Facility which Interim Order shall be in form and substance satisfactory to the sole discretion of the Required DIP Lenders and shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any challenge. The Obligors shall be in compliance in all respects with the Interim Order.

		(c)	All orders entered by the Bankruptcy Court pertaining to cash management (“Cash Management Orders”) and adequate protection (“Adequate Protection Order”), and all other motions and documents filed or to be filed with, and submitted to, the Bankruptcy Court in connection therewith, shall be in form and substance satisfactory to the Required DIP Lenders in their sole discretion.

		(d)	No trustee, examiner or receiver shall have been appointed or designated with respect to the Company or its subsidiaries business, properties or assets and no motion shall be pending seeking any such relief or seeking any other relief in the Bankruptcy Court to exercise control over collateral.

		(e)	The Prepetition Term Agent, the Prepetition Term Lenders, the Prepetition ABL Agent and the Prepetition ABL Lenders shall have received adequate protection in respect of the Liens securing their respective prepetition obligations.

		(f)	The DIP Lenders shall have been granted a perfected lien on the collateral on the terms and conditions set forth herein and in the DIP Loan Documents and, except with respect to any borrowings permitted prior to the execution of the DIP Loan Documents, shall have received UCC, tax and judgment lien searches, real estate title searches, and other appropriate evidence, evidencing the absence of any other liens or mortgages on the collateral, except the liens securing the Prepetition Facilities and other existing liens acceptable to the Required DIP Lenders in their sole discretion.

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	(g)	The Borrowers shall have established the Collateral Account and the DIP Agent shall have control over the Collateral Account (on terms satisfactory to the Required DIP Lenders in their sole discretion).

	(h)	The final documentation in respect of any amendment or replacement to the Prepetition ABL Facility to be entered into on or about the Closing Date shall be in form and substance satisfactory to the Required DIP Lenders in their sole discretion.

2.	Budgets and Financial Information.

	(a)	The DIP Lenders shall have received the Initial Budget, which Initial Budget shall be in form and substance satisfactory to the Required DIP Lenders in their sole discretion.

	(b)	Each of the DIP Lenders shall have received financial and other information reasonably requested by it.

3.	Customary Closing Documents.

	(a)	All costs, fees, expenses (including, without limitation, reasonable legal fees) and other compensation contemplated by the DIP Loan Documents and this Term Sheet to be payable shall have been paid to the extent due and the Obligors shall have complied in all respects with all of their other obligations to the DIP Agents and DIP Lenders.

	(b)	The Required DIP Lenders shall be satisfied that the Obligors have complied with all other customary closing conditions, including, without limitation: (i) the delivery of legal opinions, corporate records and documents from public officials, and officer’s certificates; (ii) evidence of authority; and (iii) obtaining of any material third party and governmental consents necessary in connection with the DIP Facility, the financing thereunder and related transactions. The Obligors and the transactions contemplated by this Term Sheet shall be in compliance with all applicable laws and regulations. The DIP Lenders shall have received prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case satisfactory to each DIP Lender.

	(c)	Execution and delivery by the Obligors of the DIP Loan Documents and promissory notes (if requested by any DIP Lender) evidencing the loans made and to be made under the DIP Facility.

	(d)	Execution and delivery by the Obligors of applicable signature pages to the RSA.

	(e)	Such other conditions as are reasonably requested by the Required DIP Lenders shall have been satisfied by the Obligors.

Conditions to Full Availability

	(a)	Not later than 30 days following the Interim Order Entry Date, a Final Order as to the DIP Facility which Final Order shall be in form and substance satisfactory to the sole discretion of the Required DIP Lenders.

	(b)	The Final Order shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any challenge.

	(c)	The Obligors shall be in compliance in all respects with the Final Order.

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Conditions to All Loans and Condition to Each Withdrawal from Funds under the Collateral Account:

	(a)	The Interim Order or the Final Order, as the case may be, shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any challenge.

	(b)	The Obligors shall be in compliance with each Cash Management Order and each Adequate Protection Order.

	(c)	The DIP Agent and the DIP Lenders shall have received all periodic updates required under the Budget and any variance reports, each in form and substance satisfactory to the DIP Lenders and the Obligors shall be in compliance with the Budget, subject to variances and test periods to be agreed.

	(d)	Except as disclosed, since the Petition Date no material adverse change in the operations, business, properties or financial condition of the Obligors, taken as a whole (other than by virtue of the commencement of the Chapter 11 Cases and the events and conditions related and/or leading up to and effects thereof) shall have occurred.

	(e)	Such other conditions customary or appropriate in the context of the proposed DIP Facility as may be requested by the Required DIP Lenders; including, without limitation, no default or Event of Default and representation and warranties.

Covenants	Expected to be largely consistent with the covenants contained in the Prepetition Term Loan Agreement but also to include other covenants customary or appropriate in the context of the proposed DIP Facility or as otherwise required by the DIP Agent, including, without limitation:

Information Covenants:

	(a)	Budget Variance. The Debtor shall deliver a report/reconciliation setting forth for the immediately preceding week, the actual and budgeted results for such week by line item in the Budget, together with a reasonably detailed written explanation of all material variances.

	(b)	Chapter 11 Cases Filings. Delivery to the DIP Agent and its counsel and counsel to the steering committee promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Debtor or any other Obligor with the Bankruptcy Court in the Chapter 11 Cases, or distributed by or on behalf of the Debtor or any other Obligor to any official committee appointed in the Chapter 11 Cases.

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Affirmative Covenants:

	(a)	Comply with each Chapter 11 Order.

	(b)	Access to information (including historical information) and personnel regarding strategic planning, cash and liquidity management, operational and restructuring activities.

Negative Covenants:

	(a)	Create or permit to exist (i) any administrative expense, unsecured claim, or other super-priority claim or Lien that is pari passu with or senior to the claims of the DIP Lenders under the DIP Facility, or apply to the Bankruptcy Court for authority to do so, except for the Carve-Out and the Liens securing the ABL Facility as described herein or (ii) any obligation to make adequate protection payments, or otherwise provide adequate protection, other than pursuant to the Prepetition Lender Protection.

	(b)	Make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to any Chapter 11 Order.

	(c)	Except as otherwise permitted pursuant to the Chapter 11 Orders, (a) assume any executory contract or unexpired lease not assumed on or before the date hereof or reject any executory contract or unexpired lease not rejected on or before the date hereof or (b) consent to termination or reduction of the Exclusivity Period or fail to object to any motion seeking to terminate or reduce the Exclusivity Period other than a motion filed by or with the consent of the Required DIP Lenders.

	(d)	Create or permit to exist any liens or encumbrances on any assets, other than liens securing the DIP Facility, liens described elsewhere herein and any permitted liens (which liens shall include scheduled liens in existence on the Closing Date which shall be subordinated to the extent required pursuant to the orders).

	(e)	Modify or alter (i) in any material manner the nature and type of its business or the manner in which such business is conducted or (ii) its organizational documents, except as required by the Bankruptcy Code.

	(f)	Assert any right of subrogation or contribution against any other Obligor until all borrowings under the Facilities are paid in full and the commitments are terminated.

	(g)	Make any payment of principal or interest or otherwise on account of any prepetition indebtedness or payables, other than as contemplated under “Adequate Protection” herein or payments agreed in writing by the Required DIP Lenders and authorized by the Bankruptcy Court.

Financial Covenants:

(a)

The proceeds of DIP Facility and all proceeds of Collateral shall be used by the

Debtors solely for the purposes and, subject to variances to be agreed, up to the amounts set forth herein and in the Budget based on the aggregate amount of disbursements and receipts for the applicable period.

Reps and Warranties	The DIP Loan Documents shall contain the representations and warranties made by the Obligors under the Prepetition Term Facility, modified as necessary to reflect the

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commencement of the Chapter 11 Cases and such other representations and warranties as the DIP Agent shall reasonably require, including, without limitation, as to Priority; Collateral; Interim Order and Final Order; DIP Loan Documents; Budget and Use of Proceeds.

Prepayments	Voluntary Prepayment: Subject to the Prepayment Penalty described in Annex II herein, the Debtors may, at any time, repay the loans under the DIP Facility in full but not in part.

Mandatory Prepayment: The DIP Loan Documents shall contain the mandatory prepayments made by the Obligors under the Prepetition Term Facility, modified as appropriate to reflect the commencement of the Chapter 11 Cases and such other mandatory prepayments as the DIP Agent shall require, including without limitation: (i) asset sales, (ii) insurance proceeds, (iii) incurrence of indebtedness and (iv) issuance of equity.

Events of Default	The DIP Facility documentation will contain Events of Default consistent with the Prepetition ABL Agreement (subject to modifications necessary to reflect customary debtor-in-possession financing provisions, this specific transaction and current market conditions), including, without limitation:

	(a)	The Final Order Entry Date shall not have occurred within 35 days after the Interim Order Entry Date.

	(b)	Entry of a final order by the Bankruptcy Court scheduling the joint hearing to consider the adequacy of the disclosure statement related to the Plan of Reorganization, approval of the Company’s prepetition solicitation of the Prepetition Term Lenders, and confirmation of the Plan of Reorganization (the “Joint Disclosure Statement and Plan Confirmation Hearing”) shall not have occurred within 5 business days after the Petition Date.

	(c)	The Joint Disclosure Statement and Plan Confirmation Hearing shall not have been commenced by the Bankruptcy Court within 45 days after the Petition Date.

	(d)	Any of the Chapter 11 Cases shall be dismissed or converted to a Chapter 7 Case.

	(e)	Any Obligor files a motion in the Chapter 11 Cases without the express written consent of Required DIP Lenders, to obtain additional financing from a party other than DIP Lenders under Section 364(d) of the Bankruptcy Code or to use cash collateral of a DIP Lender under Section 363(c) of the Bankruptcy Code.

	(f)	Any Obligor shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any pre-petition claim other than (x) as provided for in the “first day orders” and included in the Budget or (y) otherwise consented to by the Required DIP Lenders in writing, (ii) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of an amount to be agreed in the aggregate or to permit other actions that would have a material adverse affect on the Obligor or their estates, or (iii) approving any settlement or other stipulation not approved by the Required DIP Lenders and not included in the Budget with any secured creditor of any Obligor providing for payments as adequate protection or otherwise to such secured creditor.

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(g)	Any Chapter 11 Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any Obligor shall apply for authority to do so) without the written consent of the Required DIP Lenders or any Chapter 11 Order shall cease to be in full force and effect.

(h)	A trustee, examiner with expanded powers or receiver shall be appointed or designated in any of the Chapter 11 Cases.

(i)	Entry of an order by the Bankruptcy Court terminating or modifying the exclusive right of any Obligor to file a Chapter 11 plan pursuant to Section 1121 of the Bankruptcy Code, without the prior written consent of the Required DIP Lenders.

(j)	The Obligors shall support any other person’s opposition of any motion made in the Bankruptcy Court by the DIP Lenders seeking confirmation of the amount of the DIP Lenders’ claim or the validity and enforceability of the Liens in favor of the DIP Agent.

(k)	(A) The Obligors shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of the Obligors) any other person’s motion to, disallow in whole or in part the DIP Lenders’ claim in respect of the Obligations or to challenge the validity and enforceability of the Liens in favor of the DIP Agent or contest any material provision of any DIP Loan Document, (B) such Liens and/or super-priority claims shall otherwise cease to be valid, perfected and enforceable in all respects or (C) or any material provision of any DIP Loan Document shall cease to be effective.

(l)	Any Obligor shall fail to execute and deliver to the DIP Agent any agreement, financing statement, trademark filing, copyright filing, mortgages, notices of lien or similar instruments or other documents that the Administrative Agent may reasonably request from time to time to the extent necessary to evidence, confirm, validate, perfect, preserve and enforce the DIP Liens created in favor of the DIP Agent.

(m)	Any Obligor or any of their affiliates shall have filed a motion seeking the entry of, or the Bankruptcy Court shall have entered, an order approving a payment to any person that would be materially inconsistent with the treatment of any such person under the Plan of Reorganization, without the prior written consent of the Required DIP Lenders.

(n)	Any Obligor files or publicly announces its intention to file a Chapter 11 plan that contains terms and conditions that are inconsistent in any material respect with the Plan of Reorganization or any exhibit or supplement attached thereto, without the prior written consent of the Required DIP Lenders.

(o)	The Plan of Reorganization is amended, supplemented or otherwise modified without the prior written consent of the Required DIP Lenders.

(p)	The Plan of Reorganization is withdrawn or terminated.

(q)	Each of the following is not in form or substance satisfactory to the Required DIP Lenders: (A) the Plan of Reorganization, as confirmed by the Bankruptcy Court, in the Chapter 11 Cases and (B) the Confirmation Order.

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	(r)	The Confirmation Order is not entered by the Bankruptcy Court on or before 50 days after the Petition Date, or such later date to which the Required DIP Lenders have consented in writing.

	(s)	The Confirmation Order is amended, supplemented, reversed, vacated or otherwise modified without the prior written consent of the Required DIP Lenders.

	(t)	The Plan Effective Date shall not have occurred on or before 75 days after the Petition Date, or such later date to which the Required DIP Lenders have consented in writing.

	(u)	Such other usual and customary Events of Default that are reasonably requested by the DIP Agent and the DIP Lenders.

Indemnity

The Obligors shall, jointly and severally, be obligated to indemnify and hold harmless the DIP Agent, each of the DIP Lenders, the Prepetition Term Agent, each of the Prepetition Term Lenders and each of their respective affiliates, officers, directors, fiduciaries, employees, agents, advisors, attorneys and representatives from and against all losses, claims, liabilities, damages, and expenses (including, without limitation, out-of-pocket fees and disbursements of counsel) in connection with any investigation, litigation or proceeding, or the preparation of any defense with respect thereto, arising out of or relating to the DIP Facility or the transactions contemplated in this Term Sheet.

Voting

Required DIP Lenders: The vote of DIP Lenders holding more than 50% of the aggregate undrawn commitments and outstanding DIP Term Loans (the “Required DIP Lenders”) shall be required to amend, waive or modify the DIP Facility or any DIP Loan Documents.

Assignments and Participations	The DIP Loan Documents shall include rights of assignment, subject to the DIP Agent’s consent (not to be unreasonably withheld or delayed) and participation rights.

Governing Law

The Facilities will provide that the Obligors will submit to the non-exclusive jurisdiction and venue of the Bankruptcy Court, or in the event that the Bankruptcy Court does not have or does not exercise jurisdiction, then in any state or federal court of competent jurisdiction in the state, county and city of New York, borough of Manhattan; and shall waive any right to trial by jury. New York law shall govern the DIP Loan Documents (other than security documents to be governed by local law, to be determined by the DIP Agent).

The preceding summary of proposed terms and conditions is not intended to be all-inclusive. Any terms and conditions that are not specifically addressed above would be subject to future negotiations with DIP Lenders and comprehensive documentation of the transaction that is acceptable to DIP Lenders, will have to be prepared.

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Annex I

[List of Backstop Lenders]

15

Annex II

Interest and Fees

Interest Rates:	All amounts outstanding under the DIP Facility will bear interest at the Eurodollar Rate (which in no event shall be less than 1.00%) plus 9.00% per annum.

As used herein, the terms “Eurodollar Rate” will have meanings customary and appropriate for financings of this type, and the basis for calculating accrued interest and the interest periods for loans bearing interest at the Eurodollar Rate will be customary and appropriate for financings of this type.

Default Interest:	During the continuance of an Event of Default, the loans and all other outstanding obligations will bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

OID:	The Term Loans will be net funded with an original issue discount of 2.00% of the aggregate principal amount thereof. Such original issue discount shall be earned and payable upon the date of entry into an Interim Order and may take the form of an upfront fee.

Backstop Fee:	A non-refundable fee of $400,000 which shall be earned and payable in the form of common stock upon Exit Conversion, priced at Plan value.

Exit Facility Conversion Fee:	A non-refundable fee, payable in the form of common stock in the amount equal to 10% of the pro forma common stock (after giving effect to equity granted to Prepetition Term Lenders, prepetition equity holders and the Backstop Fee but excluding allocations of stock for the Management Incentive Plan (as such term is defined in the Plan)), which shall be earned and payable upon Exit Conversion.

Prepayment Penalty:	A non-refundable prepayment penalty of 4.00% due and payable if the Borrowers does not exercise the Exit Conversion.

Agency Fees:	As agreed with the DIP Agent.

Nature of Fees:	Non-refundable under all circumstances.

Annex III

Exit Term Loan Facility

Summary of Principal Terms and Conditions

Borrowers	Reorganized New Anchor Hocking LLC and Reorganized New Oneida Ltd. (the “Borrowers”).

Guarantors	Reorganized New Universal TableTop, Inc. (“Holdings”) and each of the Borrower’s wholly-owned domestic subsidiaries (the “Guarantors”), and together with the Borrowers, the “Loan Parties”.

Exit Term Loan Facility	Senior secured term loan facility (the “Exit Term Loan Facility” or the “Exit Financing”) comprised of term loans (the “Exit Term Loans”) converted on a dollar-for-dollar basis from the loans under the Borrowers’ debtor-in-possession credit agreement (the “DIP Facility”) on the Closing Date (as defined below), the holders thereof referred to as the “Lenders”. Exit Term Loans that are prepaid may not be reborrowed.

The “Plan” means the Chapter 11 Plan of Reorganization and the related disclosure statement of EveryWare Global, Inc. (the “Parent”), the Borrowers, Holdings and certain of the Borrowers’ subsidiaries (collectively, the “Debtors”) filed with the Bankruptcy Court on the Petition Date. The reorganization contemplated by the Plan is referred to herein as the “Reorganization.”

Existing Debt Arrangements

The Borrowers are party to:

(i) that certain Term Loan Agreement, dated as of May 21, 2013 (as amended and supplemented from time to time, the “Prepetition Term Loan Agreement”) among the Borrowers, Holdings, Deutsche Bank AG New York Branch, as administrative agent (the “Prepetition Term Agent”), and the lenders party thereto from time to time (the “Prepetition Term Lenders”) (in each case as amended, supplemented or otherwise modified prior to the date hereof, and including all exhibits and other ancillary documentation in respect thereof, the “Prepetition Term Facility”, and all instruments and documents executed at any time in connection with the Prepetition Term Facility, shall be referred to collectively as the “Prepetition Term Loan Documents”);

(ii) that certain Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended and supplemented from time to time, the “ABL Agreement”), among the Borrowers, Holdings, each subsidiary of Holdings party thereto as a guarantor, Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “ABL Agent”), and the lenders party thereto from time to time (the “ABL Lenders”) (in each case as amended, supplemented or otherwise modified prior to the date hereof, and including all exhibits and other ancillary documentation in respect thereof, the “ABL Facility”, and all instruments and documents executed at any time in connection with the ABL Facility, shall be referred to collectively as the “ABL Documents”);

and

(iii) that certain Intercreditor Agreement, dated as of May 21, 2013, among the ABL Agent and the Prepetition Term Agent.

Use of Proceeds	The Exit Term Loan Facility will be used to refinance all “Loans” under the DIP Facility on the Closing Date.

Closing Date	The date on which the Exit Term Loans are issued under the Exit Term Loan Facility and the Reorganization is consummated pursuant to the Plan (the “Closing Date”).

Maturity	The date that is 3 years after the Closing Date.

Collateral	A perfected first priority lien (subject to the same exceptions provided under the Prepetition Term Loan Facility) on all real property, equity interests, equipment, intellectual property and other collateral, and all instruments, securities, financial assets and other types of collateral subject to a first-priority lien under the Prepetition Term Loan Facility including direct proceeds thereof (the “Collateral”) and a perfected second priority lien on the collateral securing the ABL Facility (or any other revolving credit facility that replaces the ABL Facility to the extent the maximum amount to be borrowed thereunder is not greater than the maximum amount that could be borrowed under the ABL Facility (giving full credit to the borrowing base thereunder and without giving effect to any reserves or other reductions or impairments of availability thereunder), collateral securing such other revolving credit facility is not of a different type or more extensive than the collateral securing the ABL Facility and the other terms of such other revolving credit facility are not materially worse or stricter than those contained in the ABL Facility (such replacement revolving credit facility, a “New Revolving Facility”)).
Conditions to Closing	Usual and customary for facilities of this type, including, without limitation, the following:
A.

None of the Required Lenders or the Administrative Agent (as defined below) becoming aware after the Petition Date of any information or other matter affecting the Parent and its subsidiaries or the transactions contemplated hereby which is inconsistent in a material and adverse way with the information or other matters, taken as a whole, disclosed prior to March 31, 2015.

B.

Since September 30, 2014, there not having occurred any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate a Material Adverse Effect. “Material Adverse Effect” means (i) a material adverse effect on the operations, business, properties or financial condition of Holdings and its subsidiaries, taken as a whole (other than by virtue of the commencement of the Chapter 11 Cases and the events and conditions related and/or leading up to and effects thereof), (ii) a material adverse effect on the ability of Holdings and its subsidiaries (taken as a whole) to perform their respective obligations under the Exit Term Loans or (iii) a material

2

adverse effect on the validity or enforceability of documentation with respect to the Exit Term Loans or the rights and remedies of the Lenders thereunder.

C.

The negotiation, execution and delivery of an amendment to or a new intercreditor agreement between the Administrative Agent and the ABL Agent or such other administrative agent for the New Revolving Facility and such other customary definitive documentation in respect of the Exit Financing consistent with the terms set forth in this Term Sheet and otherwise satisfactory to the Required Lenders and the Administrative Agent (the “Exit Financing Documentation”).

D.	The satisfaction of the Required Lenders and the Administrative Agent, in their sole discretion, with:

	•	the Plan and the related disclosure statement;

	•	the terms of any New Revolving Facility or any amendment to the ABL Facility and the definitive documentation in respect thereof;

	•	the business plan of the Loan Parties; and

	•	the terms, entry and effectiveness of a final, non-appealable confirmation order with respect to the Plan.

E.

The Reorganization shall have been consummated in accordance with the Plan (all conditions set forth therein having been satisfied or waived (with any such waiver having been approved by the Required Lenders)), and substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of the Plan in accordance with its terms shall have occurred contemporaneously with the closing of the Exit Term Loans.

F.

The Required Lenders and the Administrative Agent shall be reasonably satisfied that, on the Closing Date, immediately after giving effect to the consummation of the Plan, the issuance of the Exit Term Loans to occur on the Closing Date and any other transactions to occur on the Closing Date, (i) Holdings, the Borrowers and their subsidiaries shall have unrestricted (other than Liens created under the Exit Financing Documentation, the ABL Facility or New Revolving Facility) cash and cash equivalents, plus availability under the ABL Facility or New Revolving Facility in an aggregate amount not less than an amount to be agreed and (ii) Holdings, the Borrowers and their subsidiaries shall have outstanding no indebtedness or preferred stock other than indebtedness outstanding under (x) the Exit Financing and (y) the ABL Facility or the New Revolving Facility.

G.

The terms and conditions of the Exit Term Loan Facility shall be substantively consistent with the terms and conditions described herein or otherwise satisfactory to the Required Lenders and the Administrative Agent.

H.	Delivery of evidence that all required insurance has been maintained and that the Administrative Agent has been named as loss payee and additional insured.

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I.

Accuracy of representations and warranties contained in the Exit Financing Documentation and the DIP Facility documentation in all material respects (or, in the case of representations and warranties that are qualified by materiality, in all respects) and absence of default and Event of Default under the Exit Financing Documentation and the DIP Facility documentation.

J.

Compliance with customary documentation conditions, including the delivery of customary legal opinions and closing certificates (including a customary solvency certificate), good standing certificates and certified organizational documents, in each case, in form and substance satisfactory to the Required Lenders and the Administrative Agent.

K.

The Administrative Agent shall have a perfected first priority security interest in the first-priority Collateral and a perfected second priority lien on the collateral securing the ABL Facility or any New Revolving Facility (in each case, subject to permitted liens).

	L.	The Borrowers shall have delivered all financial statements and other reports required to be delivered by it pursuant to the DIP Facility within the time periods specified in such sections.

M.

All requisite governmental and third party approvals shall have been obtained, and there shall be no litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome restrictions on the Reorganization or the Exit Term Loans.

N.

Delivery of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, in each case at least two (2) business days prior to the Closing Date to the extent requested and at least five (5) business days prior to the Closing Date.

O.

Payment by the Borrowers on the Closing Date of (i) the Exit Facility Conversion Fees set forth below in respect of the full amount of the Exit Term Loans as of the Closing Date, (ii) the administrative and collateral agency fee due on such date, (iii) the fees of Milbank, Tweed Hadley & McCloy LLP in connection with the transactions hereunder and (v) all expenses payable on the Closing Date pursuant to the terms hereof.

	P.	The Required Lenders and the Administrative Agent shall be satisfied with the flow of funds in connection with the closing.

Interest Rate	All amounts outstanding under the Exit Term Loan Facility will bear interest at the Eurodollar Rate (which in no event shall be less than 1.00%) plus 9.00% per annum.

As used herein, the terms “Eurodollar Rate” will have meanings customary and appropriate for financings of this type, and the basis for

4

calculating accrued interest and the interest periods for loans bearing interest at the Eurodollar Rate will be customary and appropriate for financings of this type.

During the continuance of an Event of Default, the loans and all other outstanding obligations will bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

Exit Facility Conversion Fee:	A non-refundable fee payable in the form of common stock in the amount equal to 10% of the pro forma common stock (after giving effect to equity granted to Prepetition Term Lenders, prepetition equity holders and the Backstop Fee but excluding allocations of stock for the Management Incentive Plan (as such term is defined in the Plan)), which shall be earned and payable on the Closing Date.[4]

Scheduled Amortization	1.00% per annum

Call Protection	No call for 2 years, callable at 101% of par thereafter; provided that no premium or penalty shall apply to any mandatory prepayment or scheduled amortization.

Mandatory Prepayments	The Exit Term Loans shall be prepaid with:

(i)    100% of the net cash proceeds of any non-ordinary course asset sales or casualty or condemnation events (subject to (a) first offering paydown to the ABL Facility or New Revolving Facility with respect to collateral subject to first-priority liens securing the ABL Facility or New Revolving Facility and (b) subject to reinvestment rights and de minimis exclusions to be agreed);

(ii) 100% of the proceeds of debt incurrences or issuances of disqualified preferred stock (other than debt or disqualified preferred stock permitted under the Exit Financing Documentation);

(iii) 50% of the net cash proceeds received from the sale or issuance of equity securities or interests; and

(iv) excess cash flow sweep to be negotiated.

Representations and Warranties	Usual and customary for facilities of this type.

Affirmative and Negative Covenants

Usual and customary for facilities of this type.

The covenant limiting indebtedness shall, in addition to other customary exceptions, permit the Borrowers to incur additional secured debt, secured by liens ranking pari passu with the Term Loans, in an amount up to $5,000,000 and additional secured debt under the ABL Facility or New Revolving Facility to the extent supported by the borrowing base thereunder.

If requested by the Required Lenders, the Borrowers shall use its reasonable best efforts to cause the Exit Term Loans to receive a rating from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

[4]	Failure to convert – see Annex II of DIP Term Sheet.

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Financial Covenants	Maximum leverage, minimum fixed charge coverage ratio, maximum capital expenditure and minimum EBITDA.

Events of Default	Usual and customary for facilities of this type.

Financial and Other Reporting	Usual and customary for facilities of this type.

Amendments and Voting	Usual and customary for facilities of this type.

Required Lenders	Lenders holding a majority of the Exit Term Loans (the “Required Lenders”).

Expenses and Indemnification	Usual and customary for facilities of this type.

Other Provisions	The Exit Financing Documentation will include customary provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions.

Assignments and Participations	Usual and customary for facilities of this type.

Governing Law	State of New York.

Administrative Agent and Collateral Agent	Wilmington Trust, National Association (the “Administrative Agent”).

Counsel to the Administrative Agent	Milbank, Tweed, Hadley & McCloy LLP

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Exhibit D

to the Restructuring Support Agreement

CONSUMMATION DOCUMENTS

1. Amended & Restated Certificate of Incorporation for EveryWare Global

2. Amended & Restated Bylaws for EveryWare Global

3. Stockholders Agreement

4. Form of Indemnity Agreement [for new board members]

5. Common Stock Certificate

6. Exit Facility Term Loan Credit Agreement

7. Exit Facility Collateral Documents

8. Amendment to Intercreditor Agreement

Exhibit E

to the Restructuring Support Agreement

EXIT FACILITY TERM SHEET

Exit Term Loan Facility

Summary of Principal Terms and Conditions

Borrowers	Reorganized New Anchor Hocking LLC and Reorganized New Oneida Ltd. (the “Borrowers”).

Guarantors	Reorganized New Universal TableTop, Inc. (“Holdings”) and each of the Borrower’s wholly-owned domestic subsidiaries (the “Guarantors”), and together with the Borrowers, the “Loan Parties”.

Exit Term Loan Facility	Senior secured term loan facility (the “Exit Term Loan Facility” or the “Exit Financing”) comprised of term loans (the “Exit Term Loans”) converted on a dollar-for-dollar basis from the loans under the Borrowers’ debtor-in-possession credit agreement (the “DIP Facility”) on the Closing Date (as defined below), the holders thereof referred to as the “Lenders”. Exit Term Loans that are prepaid may not be reborrowed.

The “Plan” means the Chapter 11 Plan of Reorganization and the related disclosure statement of EveryWare Global, Inc. (the “Parent”), the Borrowers, Holdings and certain of the Borrowers’ subsidiaries (collectively, the “Debtors”) filed with the Bankruptcy Court on the Petition Date. The reorganization contemplated by the Plan is referred to herein as the “Reorganization.”

Existing Debt Arrangements

The Borrowers are party to:

(i) that certain Term Loan Agreement, dated as of May 21, 2013 (as amended and supplemented from time to time, the “Prepetition Term Loan Agreement”) among the Borrowers, Holdings, Deutsche Bank AG New York Branch, as administrative agent (the “Prepetition Term Agent”), and the lenders party thereto from time to time (the “Prepetition Term Lenders”) (in each case as amended, supplemented or otherwise modified prior to the date hereof, and including all exhibits and other ancillary documentation in respect thereof, the “Prepetition Term Facility”, and all instruments and documents executed at any time in connection with the Prepetition Term Facility, shall be referred to collectively as the “Prepetition Term Loan Documents”);

(ii) that certain Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended and supplemented from time to time, the “ABL Agreement”), among the Borrowers, Holdings, each subsidiary of Holdings party thereto as a guarantor, Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “ABL Agent”), and the lenders party thereto from time to time (the “ABL Lenders”) (in each case as amended, supplemented or otherwise modified prior to the date hereof, and including all exhibits and other ancillary documentation in respect thereof, the “ABL Facility”, and all instruments and documents executed at any time in connection with the ABL Facility, shall be referred to collectively as the “ABL Documents”);

and

(iii) that certain Intercreditor Agreement, dated as of May 21, 2013, among the ABL Agent and the Prepetition Term Agent.

Use of Proceeds	The Exit Term Loan Facility will be used to refinance all “Loans” under the DIP Facility on the Closing Date.

Closing Date	The date on which the Exit Term Loans are issued under the Exit Term Loan Facility and the Reorganization is consummated pursuant to the Plan (the “Closing Date”).

Maturity	The date that is 3 years after the Closing Date.

Collateral	A perfected first priority lien (subject to the same exceptions provided under the Prepetition Term Loan Facility) on all real property, equity interests, equipment, intellectual property and other collateral, and all instruments, securities, financial assets and other types of collateral subject to a first-priority lien under the Prepetition Term Loan Facility including direct proceeds thereof (the “Collateral”) and a perfected second priority lien on the collateral securing the ABL Facility (or any other revolving credit facility that replaces the ABL Facility to the extent the maximum amount to be borrowed thereunder is not greater than the maximum amount that could be borrowed under the ABL Facility (giving full credit to the borrowing base thereunder and without giving effect to any reserves or other reductions or impairments of availability thereunder), collateral securing such other revolving credit facility is not of a different type or more extensive than the collateral securing the ABL Facility and the other terms of such other revolving credit facility are not materially worse or stricter than those contained in the ABL Facility (such replacement revolving credit facility, a “New Revolving Facility”)).
Conditions to Closing	Usual and customary for facilities of this type, including, without limitation, the following:
A.

None of the Required Lenders or the Administrative Agent (as defined below) becoming aware after the Petition Date of any information or other matter affecting the Parent and its subsidiaries or the transactions contemplated hereby which is inconsistent in a material and adverse way with the information or other matters, taken as a whole, disclosed prior to March 31, 2015.

B.

Since September 30, 2014, there not having occurred any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate a Material Adverse Effect. “Material Adverse Effect” means (i) a material adverse effect on the operations, business, properties or financial condition of Holdings and its subsidiaries, taken as a whole (other than by virtue of the commencement of the Chapter 11 Cases and the events and conditions related and/or leading up to and effects thereof), (ii) a material adverse effect on the ability of Holdings and its subsidiaries (taken as a whole) to perform their respective obligations under the Exit Term Loans or (iii) a material

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adverse effect on the validity or enforceability of documentation with respect to the Exit Term Loans or the rights and remedies of the Lenders thereunder.

C.

The negotiation, execution and delivery of an amendment to or a new intercreditor agreement between the Administrative Agent and the ABL Agent or such other administrative agent for the New Revolving Facility and such other customary definitive documentation in respect of the Exit Financing consistent with the terms set forth in this Term Sheet and otherwise satisfactory to the Required Lenders and the Administrative Agent (the “Exit Financing Documentation”).

D.	The satisfaction of the Required Lenders and the Administrative Agent, in their sole discretion, with:

	•	the Plan and the related disclosure statement;

	•	the terms of any New Revolving Facility or any amendment to the ABL Facility and the definitive documentation in respect thereof;

	•	the business plan of the Loan Parties; and

	•	the terms, entry and effectiveness of a final, non-appealable confirmation order with respect to the Plan.

E.

The Reorganization shall have been consummated in accordance with the Plan (all conditions set forth therein having been satisfied or waived (with any such waiver having been approved by the Required Lenders)), and substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of the Plan in accordance with its terms shall have occurred contemporaneously with the closing of the Exit Term Loans.

F.

The Required Lenders and the Administrative Agent shall be reasonably satisfied that, on the Closing Date, immediately after giving effect to the consummation of the Plan, the issuance of the Exit Term Loans to occur on the Closing Date and any other transactions to occur on the Closing Date, (i) Holdings, the Borrowers and their subsidiaries shall have unrestricted (other than Liens created under the Exit Financing Documentation, the ABL Facility or New Revolving Facility) cash and cash equivalents, plus availability under the ABL Facility or New Revolving Facility in an aggregate amount not less than an amount to be agreed and (ii) Holdings, the Borrowers and their subsidiaries shall have outstanding no indebtedness or preferred stock other than indebtedness outstanding under (x) the Exit Financing and (y) the ABL Facility or the New Revolving Facility.

G.

The terms and conditions of the Exit Term Loan Facility shall be substantively consistent with the terms and conditions described herein or otherwise satisfactory to the Required Lenders and the Administrative Agent.

H.	Delivery of evidence that all required insurance has been maintained and that the Administrative Agent has been named as loss payee and additional insured.

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I.

Accuracy of representations and warranties contained in the Exit Financing Documentation and the DIP Facility documentation in all material respects (or, in the case of representations and warranties that are qualified by materiality, in all respects) and absence of default and Event of Default under the Exit Financing Documentation and the DIP Facility documentation.

J.

Compliance with customary documentation conditions, including the delivery of customary legal opinions and closing certificates (including a customary solvency certificate), good standing certificates and certified organizational documents, in each case, in form and substance satisfactory to the Required Lenders and the Administrative Agent.

K.

The Administrative Agent shall have a perfected first priority security interest in the first-priority Collateral and a perfected second priority lien on the collateral securing the ABL Facility or any New Revolving Facility (in each case, subject to permitted liens).

	L.	The Borrowers shall have delivered all financial statements and other reports required to be delivered by it pursuant to the DIP Facility within the time periods specified in such sections.

M.

All requisite governmental and third party approvals shall have been obtained, and there shall be no litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome restrictions on the Reorganization or the Exit Term Loans.

N.

Delivery of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, in each case at least two (2) business days prior to the Closing Date to the extent requested and at least five (5) business days prior to the Closing Date.

O.

Payment by the Borrowers on the Closing Date of (i) the Exit Facility Conversion Fees set forth below in respect of the full amount of the Exit Term Loans as of the Closing Date, (ii) the administrative and collateral agency fee due on such date, (iii) the fees of Milbank, Tweed Hadley & McCloy LLP in connection with the transactions hereunder and (v) all expenses payable on the Closing Date pursuant to the terms hereof.

	P.	The Required Lenders and the Administrative Agent shall be satisfied with the flow of funds in connection with the closing.

Interest Rate	All amounts outstanding under the Exit Term Loan Facility will bear interest at the Eurodollar Rate (which in no event shall be less than 1.00%) plus 9.00% per annum.

As used herein, the terms “Eurodollar Rate” will have meanings customary and appropriate for financings of this type, and the basis for

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calculating accrued interest and the interest periods for loans bearing interest at the Eurodollar Rate will be customary and appropriate for financings of this type.

During the continuance of an Event of Default, the loans and all other outstanding obligations will bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

Exit Facility Conversion Fee:	A non-refundable fee payable in the form of common stock in the amount equal to 10% of the pro forma common stock (after giving effect to equity granted to Prepetition Term Lenders, prepetition equity holders and the Backstop Fee but excluding allocations of stock for the Management Incentive Plan (as such term is defined in the Plan)), which shall be earned and payable on the Closing Date.[4]

Scheduled Amortization	1.00% per annum

Call Protection	No call for 2 years, callable at 101% of par thereafter; provided that no premium or penalty shall apply to any mandatory prepayment or scheduled amortization.

Mandatory Prepayments	The Exit Term Loans shall be prepaid with:

(i)    100% of the net cash proceeds of any non-ordinary course asset sales or casualty or condemnation events (subject to (a) first offering paydown to the ABL Facility or New Revolving Facility with respect to collateral subject to first-priority liens securing the ABL Facility or New Revolving Facility and (b) subject to reinvestment rights and de minimis exclusions to be agreed);

(ii) 100% of the proceeds of debt incurrences or issuances of disqualified preferred stock (other than debt or disqualified preferred stock permitted under the Exit Financing Documentation);

(iii) 50% of the net cash proceeds received from the sale or issuance of equity securities or interests; and

(iv) excess cash flow sweep to be negotiated.

Representations and Warranties	Usual and customary for facilities of this type.

Affirmative and Negative Covenants

Usual and customary for facilities of this type.

The covenant limiting indebtedness shall, in addition to other customary exceptions, permit the Borrowers to incur additional secured debt, secured by liens ranking pari passu with the Term Loans, in an amount up to $5,000,000 and additional secured debt under the ABL Facility or New Revolving Facility to the extent supported by the borrowing base thereunder.

If requested by the Required Lenders, the Borrowers shall use its reasonable best efforts to cause the Exit Term Loans to receive a rating from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

[4]	Failure to convert – see Annex II of DIP Term Sheet.

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Financial Covenants	Maximum leverage, minimum fixed charge coverage ratio, maximum capital expenditure and minimum EBITDA.

Events of Default	Usual and customary for facilities of this type.

Financial and Other Reporting	Usual and customary for facilities of this type.

Amendments and Voting	Usual and customary for facilities of this type.

Required Lenders	Lenders holding a majority of the Exit Term Loans (the “Required Lenders”).

Expenses and Indemnification	Usual and customary for facilities of this type.

Other Provisions	The Exit Financing Documentation will include customary provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions.

Assignments and Participations	Usual and customary for facilities of this type.

Governing Law	State of New York.

Administrative Agent and Collateral Agent	Wilmington Trust, National Association (the “Administrative Agent”).

Counsel to the Administrative Agent	Milbank, Tweed, Hadley & McCloy LLP

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Exhibit F

to the Restructuring Support Agreement

Form of Transferee Joinder

This joinder (this “Joinder”) to the Restructuring Support Agreement (the “Agreement”), dated as of March     , 2015, entered into by and among: (i) EveryWare Global, Inc., Anchor Hocking LLC, Oneida Ltd., Universal TableTop, Inc. and all wholly-owned domestic subsidiaries of the foregoing (collectively, the “Company”), (ii) the lenders under the Term Loan Agreement (as defined in the Agreement) that are (or may become in accordance with the Agreement) signatories thereto (each, a “Consenting Lender”), and (iii) the holders of EveryWare Preferred Stock and/or EveryWare Common Stock (both as defined in the Agreement), as applicable, that are (or may become in accordance with the Agreement) signatories thereto (each, a “Consenting Equity Holder”), is executed and delivered by [                    ] (the “Joining Party”) as of [            ], 2015. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is annexed to this Joinder as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a Party and a Consenting Lender for all purposes under the Agreement.

2. Representations and Warranties. With respect to the aggregate amount of claims and/or interests, as applicable, against the Company held by the Joining Party upon consummation of the sale, assignment, transfer, hypothecation, or other disposition of such debt, the Joining Party hereby (a) represents and warrants to each other Party to the Agreement that it is the legal or beneficial holder of, or holder of investment authority over (with authority to bind such holder), over such claims and/or interests, as applicable, in the amounts as identified below its name on the signature page hereof and (b) makes the representations and warranties set forth in Section 17 of the Agreement to each other Party.

3. Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

4. Notice. All notices and other communications given or made pursuant to the Agreement shall be sent to:

To the Joining Party at:

[JOINING PARTY]

[ADDRESS]

Attn:

Facsimile: [FAX]

EMAIL:

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:
Name:
Title:

Holdings:

Acknowledgements:

By:
Name:
Title:

Annex I to the Form of Transferee Joinder

Agreement